Exhibit 99.1

3Q 2025

SUPPLEMENTAL INFORMATION PACKAGE

LOCKHEED MARTIN

COPT DEFENSE
PROPERTIES

COPT Defense Properties
Supplemental Information + Earnings Release - Unaudited
For the Period Ended 9/30/25

OVERVIEW	Summary Description	1
	Equity Research Coverage	2
	Selected Financial Summary Data	3
	Selected Portfolio Data	5

FINANCIAL STATEMENTS	Consolidated Balance Sheets	6
	Consolidated Statements of Operations	7
	Funds from Operations	8
	Diluted Share + Unit Computations	9
	Adjusted Funds from Operations	10
	EBITDAre + Adjusted EBITDA	11

PORTFOLIO INFORMATION	Properties by Segment	12
	Consolidated Real Estate Revenues + NOI by Segment	13
	Cash NOI by Segment	14
	NOI from Real Estate Operations + Occupancy by Property Grouping	15
	Same Property Average Occupancy Rates by Segment	16
	Same Property Period End Occupancy Rates by Segment	16
	Same Property Real Estate Revenues + NOI by Segment	17
	Same Property Cash NOI by Segment	18
	Leasing	19
	Lease Expiration Analysis	21
	2026 Defense/IT Portfolio Quarterly Lease Expiration Analysis	23
	Top 20 Tenants	24

INVESTING ACTIVITY	Summary of Development Projects	25
	Development Placed in Service	26
	Summary of Land Owned/Controlled	27

CAPITALIZATION	Capitalization Overview	28
	Summary of Outstanding Debt	29
	Debt Analysis	31
	Consolidated Real Estate Joint Ventures	32
	Unconsolidated Real Estate Joint Ventures	33	Please refer to the section entitled “Definitions” for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

RECONCILIATIONS + DEFINITIONS	Supplementary Reconciliations of Non-GAAP Measures	34
	Definitions	37

EARNINGS RELEASE		i

COPT Defense Properties
Summary Description
THE COMPANY
COPT Defense Properties (the “Company” or “COPT Defense”), an S&P MidCap 400 Company, is a self-managed real estate investment trust (“REIT”) focused on owning, operating and developing properties in locations proximate to, or sometimes containing, key U.S. Government (“USG”) defense installations and missions (which we refer to herein as our Defense/IT Portfolio). Our tenants include the USG and their defense contractors, who are primarily engaged in priority national security activities, and who generally require mission-critical and high security property enhancements. The ticker symbol under which our common shares are publicly traded on the New York Stock Exchange is “CDP”. As of September 30, 2025, our Defense/IT Portfolio of 198 properties, including 24 owned through unconsolidated joint ventures, encompassed 22.6 million square feet and was 97.0% leased.

MANAGEMENT	Stephen E. Budorick, President + CEO	INVESTOR RELATIONS	Venkat Kommineni, VP
	Britt A. Snider, EVP + COO		443.285.5587 | venkat.kommineni@copt.com
Anthony Mifsud, EVP + CFO
Michelle Layne, Manager
443.285.5452 | michelle.layne@copt.com

CORPORATE CREDIT RATING
Fitch: BBB- Stable | Moody’s: Baa3 Positive | S&P: BBB- Stable

DISCLOSURE STATEMENT
This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements and we undertake no obligation to update or supplement any forward-looking statements.  The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024.

1	3Q 2025 Supplemental Information Package

COPT Defense Properties
Equity Research Coverage

Firm	Senior Analyst	Phone	Email
BTIG	Tom Catherwood	212.738.6410	tcatherwood@btig.com
Cantor Fitzgerald	Richard Anderson	929.441.6927	richard.anderson@cantor.com
Citigroup Global Markets	Seth Bergey	212.816.2066	seth.bergey@citi.com
Evercore ISI	Steve Sakwa	212.446.9462	steve.sakwa@evercoreisi.com
Green Street	Dylan Burzinski	949.640.8780	dburzinski@greenstreet.com
Jefferies	Joe Dickstein	212.778.8771	jdickstein1@jefferies.com
JP Morgan	Tony Paolone	212.622.6682	anthony.paolone@jpmorgan.com
Truist Securities	Michael Lewis	212.319.5659	michael.r.lewis@truist.com
Wells Fargo Securities	Blaine Heck	410.662.2556	blaine.heck@wellsfargo.com

With the exception of Green Street, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through FactSet. Any opinions, estimates or forecasts the above analysts make regarding COPT Defense’s future performance are their own and do not represent the views, estimates or forecasts of COPT Defense’s management.

2	3Q 2025 Supplemental Information Package

COPT Defense Properties
Selected Financial Summary Data
(in thousands, except per share data)

	Page	Three Months Ended					Nine Months Ended
SUMMARY OF RESULTS	Refer.	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24	9/30/25	9/30/24
Net income	7	$43,744	$40,166	$36,228	$36,467	$37,397	$120,138	$107,475
NOI from real estate operations	13	$111,818	$112,412	$107,446	$106,340	$105,526	$331,676	$312,593
Same Property NOI	17	$107,870	$108,665	$104,276	$103,819	$104,044	$320,811	$309,248
Same Property cash NOI	18	$104,773	$102,710	$100,162	$101,629	$100,163	$307,645	$294,190
Adjusted EBITDA	11	$103,771	$104,726	$99,119	$98,628	$99,236	$307,616	$293,669
FFO per NAREIT	8	$82,090	$80,471	$76,028	$76,033	$76,460	$238,589	$224,605
Diluted AFFO avail. to common share and unit holders	10	$63,274	$57,660	$56,045	$47,902	$52,592	$177,071	$173,803
Dividend per common share	N/A	$0.305	$0.305	$0.305	$0.295	$0.295	$0.915	$0.885

Per share - diluted
EPS	9	$0.37	$0.34	$0.31	$0.31	$0.32	$1.01	$0.92
FFO - Nareit	9	$0.69	$0.68	$0.65	$0.64	$0.65	$2.02	$1.92
FFO - as adjusted for comparability	9	$0.69	$0.68	$0.65	$0.65	$0.65	$2.02	$1.92

Numerators for diluted per share amounts
Diluted EPS	7	$41,594	$38,235	$34,597	$35,018	$35,981	$114,474	$103,489
Diluted FFO available to common share and unit holders	8	$80,093	$78,635	$74,393	$74,416	$74,905	$233,213	$221,584
Diluted FFO available to common share and unit holders, as adjusted for comparability	8	$80,121	$78,635	$74,393	$74,473	$74,974	$233,241	$221,810

3	3Q 2025 Supplemental Information Package

COPT Defense Properties
Selected Financial Summary Data (continued)
(in thousands, except ratios)

	Page	As of or for Three Months Ended					As of and for Nine Months Ended
PAYOUT RATIOS AND CAPITALIZATION	Refer.	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24	9/30/25	9/30/24
GAAP
Payout ratio
Net income	N/A	80.5%	87.7%	97.2%	93.0%	90.7%	87.9%	94.6%

Capitalization and debt ratios
Total assets	6	$4,351,432	$4,286,950	$4,250,311	$4,254,191	$4,234,302
Total equity	6	$1,555,039	$1,545,741	$1,538,291	$1,536,593	$1,532,595
Debt per balance sheet	6	$2,443,518	$2,438,591	$2,412,670	$2,391,755	$2,390,839
Debt to assets	31	56.2%	56.9%	56.8%	56.2%	56.5%	N/A	N/A
Net income to interest expense ratio	31	2.1x	1.9x	1.8x	1.8x	1.8x	1.9x	1.7x
Debt to net income ratio	31	14.0x	15.2x	16.6x	16.4x	16.0x	N/A	N/A

Non-GAAP
Payout ratios
Diluted FFO	N/A	43.7%	44.5%	47.0%	45.2%	44.9%	45.0%	45.6%
Diluted FFO - as adjusted for comparability	N/A	43.7%	44.5%	47.0%	45.2%	44.9%	45.0%	45.5%
Diluted AFFO	N/A	55.3%	60.7%	62.4%	70.3%	64.0%	59.3%	58.1%

Capitalization and debt ratios
Total Market Capitalization	28	$5,814,654	$5,640,563	$5,578,378	$5,968,572	$5,897,659
Total Equity Market Capitalization	28	$3,352,013	$3,181,463	$3,143,822	$3,553,555	$3,482,187
Net debt	36	$2,512,124	$2,489,618	$2,462,248	$2,428,430	$2,432,567
Net debt to adjusted book	31	40.2%	40.6%	40.7%	40.4%	40.8%	N/A	N/A
Adjusted EBITDA fixed charge coverage ratio	31	4.8x	4.9x	4.7x	4.7x	4.8x	4.8x	4.7x
Net debt to in-place adj. EBITDA ratio	31	6.1x	5.9x	6.1x	6.0x	6.1x	N/A	N/A
Net debt adjusted for fully-leased investment properties to in-place adj. EBITDA ratio	31	5.8x	5.8x	6.0x	5.9x	5.9x	N/A	N/A

4	3Q 2025 Supplemental Information Package

COPT Defense Properties
Selected Portfolio Data (1)

	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24
# of Properties
Total Portfolio	204	204	204	203	202
Consolidated Portfolio	180	180	180	179	178
Defense/IT Portfolio	198	198	198	197	196
Same Property	198	198	198	198	198

% Occupied
Total Portfolio	93.9%	94.0%	93.6%	93.6%	93.1%
Consolidated Portfolio	92.6%	92.8%	92.3%	92.2%	91.6%
Defense/IT Portfolio	95.4%	95.6%	95.3%	95.4%	94.8%
Same Property	94.3%	94.5%	94.1%	94.4%	93.9%

% Leased
Total Portfolio	95.7%	95.6%	95.1%	95.1%	94.8%
Consolidated Portfolio	94.8%	94.6%	94.0%	94.1%	93.6%
Defense/IT Portfolio	97.0%	96.8%	96.6%	96.7%	96.4%
Same Property	95.8%	95.7%	95.2%	95.7%	95.3%

Square Feet (in thousands)
Total Portfolio	24,585	24,571	24,548	24,537	24,316
Consolidated Portfolio	20,290	20,276	20,253	20,242	20,021
Defense/IT Portfolio	22,597	22,583	22,560	22,549	22,331
Same Property	23,857	23,857	23,857	23,857	23,857
(1)Except for the Consolidated Portfolio, includes properties owned through unconsolidated real estate JVs (see page 33).

5	3Q 2025 Supplemental Information Package

COPT Defense Properties
Consolidated Balance Sheets
(in thousands)

	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24
Assets
Properties, net
Operating properties, net	$3,372,672	$3,359,676	$3,343,341	$3,353,477	$3,289,959
Development and redevelopment in progress, including land (1)	140,091	108,710	89,132	67,342	108,077
Land held (1)	213,093	214,170	211,009	209,707	206,652
Total properties, net	3,725,856	3,682,556	3,643,482	3,630,526	3,604,688
Property - operating lease right-of-use assets	51,838	53,271	54,374	55,760	40,523
Cash and cash equivalents	23,687	21,288	24,292	38,284	34,478
Investment in unconsolidated real estate joint ventures	36,301	38,555	38,960	39,360	39,720
Accounts receivable, net	38,931	43,873	45,924	42,234	42,240
Deferred rent receivable	173,758	171,257	165,968	161,438	159,182
Lease incentives, net	68,263	66,478	64,260	64,013	63,034
Deferred leasing costs, net	72,272	73,342	71,468	71,268	71,815
Investing receivables, net	79,772	79,300	78,430	69,680	83,536
Prepaid expenses and other assets, net	80,754	57,030	63,153	81,628	95,086
Total assets	$4,351,432	$4,286,950	$4,250,311	$4,254,191	$4,234,302
Liabilities and equity
Liabilities
Debt	$2,443,518	$2,438,591	$2,412,670	$2,391,755	$2,390,839
Accounts payable and accrued expenses	135,331	106,749	98,039	126,031	134,112
Rents received in advance and security deposits	36,988	37,799	41,624	38,560	33,213
Dividends and distributions payable	35,220	35,214	35,208	33,909	33,915
Deferred revenue associated with operating leases	43,671	39,325	38,915	39,752	37,660
Property - operating lease liabilities	46,203	47,372	48,216	49,240	33,615
Other liabilities	31,245	12,901	13,809	14,377	15,917
Total liabilities	2,772,176	2,717,951	2,688,481	2,693,624	2,679,271
Redeemable noncontrolling interest	24,217	23,258	23,539	23,974	22,436
Equity
COPT Defense’s shareholders’ equity
Common shares	1,130	1,129	1,129	1,127	1,127
Additional paid-in capital	2,497,736	2,495,422	2,492,454	2,494,369	2,493,340
Cumulative distributions in excess of net income	(991,935)	(999,218)	(1,003,120)	(1,003,401)	(1,005,260)
Accumulated other comprehensive income	79	342	403	988	58
Total COPT Defense’s shareholders’ equity	1,507,010	1,497,675	1,490,866	1,493,083	1,489,265
Noncontrolling interests in subsidiaries
Common units in the Operating Partnership	33,024	33,181	32,745	28,935	28,918
Other consolidated entities	15,005	14,885	14,680	14,575	14,412
Total noncontrolling interests in subsidiaries	48,029	48,066	47,425	43,510	43,330
Total equity	1,555,039	1,545,741	1,538,291	1,536,593	1,532,595
Total liabilities, redeemable noncontrolling interest and equity	$4,351,432	$4,286,950	$4,250,311	$4,254,191	$4,234,302
(1)Refer to pages 25 and 27 for detail.

6	3Q 2025 Supplemental Information Package

COPT Defense Properties
Consolidated Statements of Operations
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24	9/30/25	9/30/24
Revenues
Lease revenue	$178,272	$175,598	$175,308	$169,765	$170,549	$529,178	$501,601
Other property revenue	2,038	1,859	2,289	1,641	2,014	6,186	4,710
Construction contract and other service revenues	8,485	12,458	10,259	12,027	16,662	31,202	63,523
Total revenues	188,795	189,915	187,856	183,433	189,225	566,566	569,834
Operating expenses
Property operating expenses	70,356	66,915	72,040	66,964	68,881	209,311	199,037
Depreciation and amortization associated with real estate operations	40,631	39,573	39,359	38,821	38,307	119,563	114,819
Construction contract and other service expenses	7,952	11,873	9,705	11,519	16,127	29,530	61,746
General and administrative expenses	8,483	8,202	8,148	8,429	8,157	24,833	25,126
Leasing expenses	2,449	2,613	2,999	2,243	2,341	8,061	6,990
Business development expenses and land carry costs	1,098	1,096	1,009	1,171	918	3,203	3,079
Total operating expenses	130,969	130,272	133,260	129,147	134,731	394,501	410,797
Interest expense	(20,894)	(20,938)	(20,504)	(20,391)	(20,376)	(62,336)	(61,760)
Interest and other income, net	2,591	1,223	1,568	2,331	3,324	5,382	10,330
Gain on sales of real estate	3,018	—	300	—	—	3,318	—
Income before equity in income of unconsolidated entities and income taxes	42,541	39,928	35,960	36,226	37,442	118,429	107,607
Equity in income of unconsolidated entities	1,815	355	371	217	85	2,541	180
Income tax (expense) benefit	(612)	(117)	(103)	24	(130)	(832)	(312)
Net income	43,744	40,166	36,228	36,467	37,397	120,138	107,475
Net income attributable to noncontrolling interests:
Common units in the Operating Partnership	(924)	(846)	(726)	(681)	(711)	(2,496)	(2,013)
Other consolidated entities	(1,093)	(973)	(762)	(665)	(601)	(2,828)	(1,654)
Net income attributable to common shareholders	$41,727	$38,347	$34,740	$35,121	$36,085	$114,814	$103,808
Amount allocable to share-based compensation awards	(133)	(112)	(143)	(103)	(104)	(340)	(319)
Numerator for diluted EPS	$41,594	$38,235	$34,597	$35,018	$35,981	$114,474	$103,489

7	3Q 2025 Supplemental Information Package

COPT Defense Properties
Funds from Operations
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24	9/30/25	9/30/24
Net income	$43,744	$40,166	$36,228	$36,467	$37,397	$120,138	$107,475
Real estate-related depreciation and amortization	40,631	39,573	39,359	38,821	38,307	119,563	114,819
Gain on sales of real estate	(3,018)	—	(300)	—	—	(3,318)	—
Depreciation and amortization on unconsolidated real estate JVs (1)	733	732	741	745	756	2,206	2,311
FFO - per Nareit (2)	82,090	80,471	76,028	76,033	76,460	238,589	224,605
FFO allocable to other noncontrolling interests (3)	(1,502)	(1,382)	(1,158)	(1,050)	(985)	(4,042)	(2,805)
Basic FFO allocable to share-based compensation awards	(548)	(550)	(530)	(614)	(617)	(1,628)	(1,803)
Basic FFO available to common share and common unit holders (2)	80,040	78,539	74,340	74,369	74,858	232,919	219,997
Redeemable noncontrolling interest	—	—	—	—	—	—	1,446
Diluted FFO adjustments allocable to share-based compensation awards	53	96	53	47	47	294	141
Diluted FFO available to common share and common unit holders - per Nareit (2)	80,093	78,635	74,393	74,416	74,905	233,213	221,584
Loss on early extinguishment of debt on unconsolidated real estate JVs (1)	28	—	—	—	—	28	—
Executive transition costs	—	—	—	58	69	—	227
Diluted FFO comparability adjustments allocable to share-based compensation awards	—	—	—	(1)	—	—	(1)
Diluted FFO available to common share and common unit holders, as adjusted for comparability (2)	$80,121	$78,635	$74,393	$74,473	$74,974	$233,241	$221,810

(1)See page 33 for additional disclosure regarding our unconsolidated real estate JVs.
(2)Refer to the section entitled “Definitions” for a definition of this measure.
(3)Pertains to noncontrolling interests in consolidated real estate JVs reported on page 32.

8	3Q 2025 Supplemental Information Package

COPT Defense Properties
Diluted Share + Unit Computations
(in thousands, except per share data)

	Three Months Ended					Nine Months Ended
	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24	9/30/25	9/30/24
EPS Denominator
Weighted average common shares - basic	112,485	112,459	112,383	112,347	112,314	112,442	112,279
Dilutive effect of share-based compensation awards	702	765	643	711	696	749	566
Dilutive exchangeable debt	—	—	—	664	—	—	—
Weighted average common shares - diluted	113,187	113,224	113,026	113,722	113,010	113,191	112,845
Diluted EPS	$0.37	$0.34	$0.31	$0.31	$0.32	$1.01	$0.92

Weighted Average Shares for period ended
Common shares	112,485	112,459	112,383	112,347	112,314	112,442	112,279
Dilutive effect of share-based compensation awards	702	765	643	711	696	749	566
Common units	2,182	2,177	2,047	1,664	1,696	2,136	1,675
Redeemable noncontrolling interest	—	—	—	—	—	—	873
Dilutive exchangeable debt	—	—	—	664	—	—	—
Denominator for diluted FFO per share and as adjusted for comparability	115,369	115,401	115,073	115,386	114,706	115,327	115,393
Weighted average common units	(2,182)	(2,177)	(2,047)	(1,664)	(1,696)	(2,136)	(1,675)
Redeemable noncontrolling interest	—	—	—	—	—	—	(873)
Denominator for diluted EPS	113,187	113,224	113,026	113,722	113,010	113,191	112,845
Diluted FFO per share - Nareit (1)	$0.69	$0.68	$0.65	$0.64	$0.65	$2.02	$1.92
Diluted FFO per share - as adjusted for comparability (1)	$0.69	$0.68	$0.65	$0.65	$0.65	$2.02	$1.92
(1)Refer to the section entitled “Definitions” for a definition of this measure.

9	3Q 2025 Supplemental Information Package

COPT Defense Properties
Adjusted Funds from Operations
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24	9/30/25	9/30/24
Diluted FFO available to common share and common unit holders, as adjusted for comparability (1)	$80,121	$78,635	$74,393	$74,473	$74,974	$233,241	$221,810
Straight line rent adjustments and lease incentive amortization	5,053	(1,836)	(1,699)	2,950	613	1,518	7,874
Amortization of intangibles and other assets included in NOI	42	64	162	211	211	268	544
Share-based compensation, net of amounts capitalized	2,961	2,924	2,854	2,617	2,617	8,739	7,826
Amortization of deferred financing costs	657	657	667	671	671	1,981	2,037
Amortization of net debt discounts, net of amounts capitalized	1,070	1,060	1,051	1,041	1,032	3,181	3,069
Replacement capital expenditures (1)	(26,982)	(23,919)	(21,464)	(34,134)	(27,824)	(72,365)	(69,850)
Other	352	75	81	73	298	508	493
Diluted AFFO available to common share and common unit holders (“diluted AFFO”) (1)	$63,274	$57,660	$56,045	$47,902	$52,592	$177,071	$173,803

Replacement capital expenditures (1)
Tenant improvements and incentives	$24,769	$15,293	$13,758	$22,912	$18,772	$53,820	$46,593
Building improvements	3,662	5,641	1,872	10,942	6,694	11,175	17,352
Leasing costs	2,240	4,929	3,461	2,629	3,013	10,630	9,713
Net (exclusions from) additions to tenant improvements and incentives	(3,390)	(241)	3,538	(7)	728	(93)	4
Excluded building improvements	(299)	(1,703)	(201)	(2,342)	(1,383)	(2,203)	(3,771)
Excluded leasing costs	—	—	(964)	—	—	(964)	(41)
Replacement capital expenditures	$26,982	$23,919	$21,464	$34,134	$27,824	$72,365	$69,850
(1)Refer to the section entitled “Definitions” for a definition of this measure.

10	3Q 2025 Supplemental Information Package

COPT Defense Properties
EBITDAre + Adjusted EBITDA
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24	9/30/25	9/30/24
Net income	$43,744	$40,166	$36,228	$36,467	$37,397	$120,138	$107,475
Interest expense	20,894	20,938	20,504	20,391	20,376	62,336	61,760
Income tax expense (benefit)	612	117	103	(24)	130	832	312
Real estate-related depreciation and amortization	40,631	39,573	39,359	38,821	38,307	119,563	114,819
Other depreciation and amortization	428	468	542	589	614	1,438	1,786
Gain on sales of real estate	(3,018)	—	(300)	—	—	(3,318)	—
Adjustments from unconsolidated real estate JVs	1,758	1,515	1,518	1,681	1,759	4,791	5,139
EBITDAre (1)	105,049	102,777	97,954	97,925	98,583	305,780	291,291
Credit loss (recoveries) expense	(324)	1,187	515	(113)	38	1,378	496
Business development expenses	731	741	593	758	557	2,065	1,790
Executive transition costs	—	21	57	58	69	78	580
Loss on early extinguishment of debt on unconsolidated real estate JVs	28	—	—	—	—	28	—
Net gain on other investments	(1,713)	—	—	—	(11)	(1,713)	(488)
Adjusted EBITDA (1)	103,771	104,726	99,119	98,628	99,236	$307,616	$293,669
Pro forma NOI adjustment for property changes within period	21	57	786	528	—
Change in collectability of deferred rental revenue	—	20	1,232	1,646	—
In-place adjusted EBITDA (1)	$103,792	$104,803	$101,137	$100,802	$99,236
(1)Refer to the section entitled “Definitions” for a definition of this measure.

11	3Q 2025 Supplemental Information Package

COPT Defense Properties
Properties by Segment - 9/30/25
(square feet in thousands)

	# of Properties	Operational Square Feet	% Occupied	% Leased
Defense/IT Portfolio
Fort Meade/Baltimore Washington (“BW”) Corridor
National Business Park (Annapolis Junction, MD)	34	4,288	98.0%	98.1%
Howard County, MD	36	3,064	89.6%	93.3%
Other	25	1,883	92.4%	93.9%
Total Fort Meade/BW Corridor	95	9,235	94.1%	95.7%
Redstone Arsenal (Huntsville, AL)	25	2,525	95.8%	99.4%
Northern Virginia (“NoVA”) Defense/IT	16	2,500	93.0%	94.0%
Lackland Air Force Base (San Antonio, TX)	9	1,142	100.0%	100.0%
Navy Support	22	1,271	83.9%	90.2%
Data Center Shells
Consolidated Properties	7	1,629	100.0%	100.0%
Unconsolidated JV Properties (1)	24	4,295	100.0%	100.0%
Total Defense/IT Portfolio	198	22,597	95.4%	97.0%
Other	6	1,988	76.8%	81.4%
Total Portfolio	204	24,585	93.9%	95.7%
Consolidated Portfolio	180	20,290	92.6%	94.8%

(1)See page 33 for additional disclosure regarding our unconsolidated real estate JVs.
(2)Refer to the section entitled “Definitions” for a definition of this measure.

12	3Q 2025 Supplemental Information Package

COPT Defense Properties
Consolidated Real Estate Revenues + NOI by Segment
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24	9/30/25	9/30/24
Consolidated real estate revenues
Defense/IT Portfolio
Fort Meade/BW Corridor	$81,756	$81,337	$84,608	$79,307	$80,757	$247,701	$238,012
Redstone Arsenal	19,477	18,977	16,422	17,160	18,332	54,876	52,157
NoVA Defense/IT	22,343	22,018	23,162	21,924	22,083	67,523	64,110
Lackland Air Force Base	18,555	17,475	16,410	18,100	16,879	52,440	49,737
Navy Support	8,727	8,258	7,960	8,094	8,068	24,945	24,534
Data Center Shells-Consolidated	10,715	10,644	10,865	10,104	9,029	32,224	27,086
Total Defense/IT Portfolio	161,573	158,709	159,427	154,689	155,148	479,709	455,636
Other	18,737	18,748	18,170	16,717	17,415	55,655	50,675
Consolidated real estate revenues (1)	$180,310	$177,457	$177,597	$171,406	$172,563	$535,364	$506,311

NOI from real estate operations (2)
Defense/IT Portfolio
Fort Meade/BW Corridor	$53,279	$54,440	$52,678	$52,236	$52,415	$160,397	$156,294
Redstone Arsenal	12,227	12,817	10,128	10,951	11,869	35,172	34,181
NoVA Defense/IT	13,452	13,160	13,073	13,309	12,831	39,685	36,666
Lackland Air Force Base	8,310	8,234	7,411	7,576	7,719	23,955	23,092
Navy Support	4,711	4,402	3,794	4,291	3,984	12,907	13,191
Data Center Shells
Consolidated properties	9,014	8,861	9,012	8,568	7,475	26,887	22,498
COPT Defense’s share of unconsolidated real estate JVs	1,864	1,870	1,889	1,898	1,844	5,623	5,319
Total Defense/IT Portfolio	102,857	103,784	97,985	98,829	98,137	304,626	291,241
Other	8,961	8,628	9,461	7,511	7,389	27,050	21,352
NOI from real estate operations (1)	$111,818	$112,412	$107,446	$106,340	$105,526	$331,676	$312,593
(1)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.
(2)Refer to the section entitled “Definitions” for a definition of this measure.

13	3Q 2025 Supplemental Information Package

COPT Defense Properties
Cash NOI by Segment
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24	9/30/25	9/30/24
Cash NOI from real estate operations (1)
Defense/IT Portfolio
Fort Meade/BW Corridor	$53,019	$51,640	$50,104	$52,096	$50,314	$154,763	$149,090
Redstone Arsenal	9,549	10,283	8,723	8,554	9,730	28,555	25,072
NoVA Defense/IT	13,669	12,717	12,263	13,308	13,223	38,649	38,608
Lackland Air Force Base	8,863	8,846	8,086	8,194	8,218	25,795	24,528
Navy Support	4,155	4,215	3,833	4,215	4,000	12,203	13,159
Data Center Shells
Consolidated properties	8,217	7,521	7,002	6,783	6,739	22,740	20,175
COPT Defense’s share of unconsolidated real estate JVs	1,655	1,651	1,628	1,611	1,565	4,934	4,523
Total Defense/IT Portfolio	99,127	96,873	91,639	94,761	93,789	287,639	275,155
Other	7,997	8,054	9,586	7,815	7,340	25,637	21,290
Cash NOI from real estate operations (2)	$107,124	$104,927	$101,225	$102,576	$101,129	$313,276	$296,445
(1)Refer to the section entitled “Definitions” for a definition of this measure.
(2)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.

14	3Q 2025 Supplemental Information Package

COPT Defense Properties
NOI from Real Estate Operations + Occupancy by Property Grouping - 9/30/25
(dollars and square feet in thousands)

	As of Period End						NOI from Real Estate Operations (3)
	# of Properties	Operational Square Feet	% Occupied (1)	% Leased (1)	Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)
Property Grouping							Three Months Ended	Nine Months Ended
Defense/IT Portfolio
Same Property (2)
Consolidated properties	168	17,574	94.9%	96.3%	$608,101	86.3%	$97,359	$289,231
Unconsolidated JV properties	24	4,295	100.0%	100.0%	8,260	1.2%	1,864	5,623
Total Same Property in Defense/IT Portfolio	192	21,869	95.9%	97.1%	616,361	87.5%	99,223	294,854
Properties Placed in Service (4)	4	445	90.8%	100.0%	10,601	1.5%	2,586	7,482
Acquired properties	2	283	67.4%	84.4%	6,905	1.0%	1,048	2,290
Total Defense/IT Portfolio	198	22,597	95.4%	97.0%	633,867	90.0%	102,857	304,626
Other	6	1,988	76.8%	81.4%	70,453	10.0%	8,961	27,050
Total Portfolio	204	24,585	93.9%	95.7%	$704,320	100.0%	$111,818	$331,676
Consolidated Portfolio	180	20,290	92.6%	94.8%	$696,060	98.8%	$109,954	$326,053
(1)Percentages calculated based on operational square feet.
(2)Refer to the section entitled “Definitions” for a definition of this measure.
(3)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.
(4)Newly developed or redeveloped properties placed in service that were not fully operational by 1/1/24.

15	3Q 2025 Supplemental Information Package

COPT Defense Properties
Same Property (1) Average Occupancy Rates by Segment
(square feet in thousands)

	# of Properties	Operational Square Feet	Three Months Ended					Nine Months Ended
			9/30/25	6/30/25	3/31/25	12/31/24	9/30/24	9/30/25	9/30/24
Defense/IT Portfolio
Fort Meade/BW Corridor	94	9,032	95.2%	95.3%	95.6%	96.0%	95.7%	95.4%	95.8%
Redstone Arsenal	22	2,301	97.9%	98.3%	97.6%	97.5%	97.4%	97.9%	97.2%
NoVA Defense/IT	16	2,500	93.1%	92.5%	92.3%	91.1%	90.7%	92.6%	89.0%
Lackland Air Force Base	8	1,062	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	22	1,271	83.5%	83.4%	82.1%	82.9%	83.1%	83.0%	84.4%
Data Center Shells
Consolidated properties	6	1,408	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Unconsolidated JV properties	24	4,295	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Portfolio	192	21,869	96.0%	96.1%	96.0%	96.1%	95.9%	96.0%	95.8%
Other	6	1,988	76.2%	75.6%	73.3%	72.7%	73.1%	75.0%	72.4%
Total Same Property	198	23,857	94.4%	94.3%	94.1%	94.1%	94.0%	94.3%	93.9%

Same Property (1) Period End Occupancy Rates by Segment (square feet in thousands)
	# of Properties	Operational Square Feet
			9/30/25	6/30/25	3/31/25	12/31/24	9/30/24
Defense/IT Portfolio
Fort Meade/BW Corridor	94	9,032	94.9%	95.4%	95.3%	96.7%	95.4%
Redstone Arsenal	22	2,301	97.1%	98.3%	98.1%	97.4%	97.6%
NoVA Defense/IT	16	2,500	93.0%	93.1%	92.2%	91.7%	90.5%
Lackland Air Force Base	8	1,062	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	22	1,271	83.9%	84.0%	81.6%	82.6%	83.3%
Data Center Shells
Consolidated properties	6	1,408	100.0%	100.0%	100.0%	100.0%	100.0%
Unconsolidated JV properties	24	4,295	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Portfolio	192	21,869	95.9%	96.2%	95.9%	96.4%	95.8%
Other	6	1,988	76.8%	76.2%	74.7%	72.7%	73.4%
Total Same Property	198	23,857	94.3%	94.5%	94.1%	94.4%	93.9%
(1)Refer to the section entitled “Definitions” for a definition of this measure.

16	3Q 2025 Supplemental Information Package

COPT Defense Properties
Same Property Real Estate Revenues + NOI by Segment
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24	9/30/25	9/30/24
Same Property real estate revenues
Defense/IT Portfolio
Fort Meade/BW Corridor	$80,830	$80,405	$83,584	$78,371	$79,803	$244,819	$235,925
Redstone Arsenal	17,721	17,573	15,096	15,876	17,127	50,390	49,616
NoVA Defense/IT	22,343	22,018	23,162	21,924	22,084	67,523	64,110
Lackland Air Force Base	17,798	16,734	16,416	18,098	16,879	50,948	49,737
Navy Support	8,727	8,258	7,960	8,095	8,067	24,945	24,534
Data Center Shells-Consolidated	9,025	8,996	9,304	9,044	9,033	27,325	27,090
Total Defense/IT Portfolio	156,444	153,984	155,522	151,408	152,993	465,950	451,012
Other	16,419	16,291	15,675	14,506	15,368	48,385	44,603
Same Property real estate revenues	$172,863	$170,275	$171,197	$165,914	$168,361	$514,335	$495,615

Same Property NOI from real estate operations (“NOI”)
Defense/IT Portfolio
Fort Meade/BW Corridor	$52,842	$54,111	$52,167	$51,773	$51,958	$159,120	$155,397
Redstone Arsenal	11,119	11,725	9,180	9,995	10,964	32,024	32,170
NoVA Defense/IT	13,453	13,160	13,072	13,309	12,832	39,685	36,666
Lackland Air Force Base	7,737	7,638	7,607	7,740	7,724	22,982	23,097
Navy Support	4,710	4,403	3,794	4,292	3,984	12,907	13,191
Data Center Shells
Consolidated properties	7,498	7,527	7,488	7,508	7,514	22,513	22,532
COPT Defense’s share of unconsolidated real estate JVs	1,864	1,870	1,889	1,898	1,844	5,623	5,319
Total Defense/IT Portfolio	99,223	100,434	95,197	96,515	96,820	294,854	288,372
Other	8,647	8,231	9,079	7,304	7,224	25,957	20,876
Same Property NOI (1)	$107,870	$108,665	$104,276	$103,819	$104,044	$320,811	$309,248
(1)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.

17	3Q 2025 Supplemental Information Package

COPT Defense Properties
Same Property Cash NOI by Segment
(dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24	9/30/25	9/30/24
Same Property cash NOI from real estate operations (“cash NOI”)
Defense/IT Portfolio
Fort Meade/BW Corridor	$53,090	$51,390	$49,457	$51,525	$49,748	$153,937	$147,932
Redstone Arsenal	9,257	9,847	8,509	8,315	9,532	27,613	24,649
NoVA Defense/IT	13,669	12,717	12,263	13,308	13,223	38,649	38,608
Lackland Air Force Base	8,368	8,327	8,283	8,357	8,223	24,978	24,533
Navy Support	4,155	4,215	3,833	4,215	4,000	12,203	13,159
Data Center Shells
Consolidated properties	6,881	6,891	7,039	6,780	6,779	20,811	20,210
COPT Defense’s share of unconsolidated real estate JVs	1,655	1,651	1,628	1,611	1,565	4,934	4,523
Total Defense/IT Portfolio	97,075	95,038	91,012	94,111	93,070	283,125	273,614
Other	7,698	7,672	9,150	7,518	7,093	24,520	20,576
Same Property cash NOI (1)	$104,773	$102,710	$100,162	$101,629	$100,163	$307,645	$294,190
Percentage change in total Same Property cash NOI (1)(2)	4.6%					4.6%
Percentage change in Defense/IT Portfolio Same Property cash NOI (2)	4.3%					3.5%

(1)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.
(2)Represents the change between the current period and the same period in the prior year.

18	3Q 2025 Supplemental Information Package

COPT Defense Properties
Leasing (1)(2)
Three Months Ended 9/30/25
(square feet in thousands)

	Defense/IT Portfolio
	Ft Meade/BW Corridor	Redstone Arsenal	NoVA Defense/IT	Navy Support	Data Center Shells	Total Defense/IT Portfolio	Other	Total
Renewed Space
Leased Square Feet	413	285	16	32	45	790	1	792
Expiring Square Feet	494	327	24	62	45	952	16	968
Vacating Square Feet	81	43	8	30	—	161	15	176
Retention Rate (% based upon square feet)	83.7%	87.0%	67.3%	51.3%	100.0%	83.1%	9.2%	81.8%
Statistics for Completed Leasing
Per Annum Average Committed Cost per Square Foot	$2.18	$0.23	$—	$4.20	$1.05	$1.45	$—	$1.45
Weighted Average Lease Term in Years	3.9	8.2	1.9	3.2	5.0	5.4	6.3	5.4
Straight-line Rent Per Square Foot
Renewal Straight-line Rent	$40.13	$29.52	$40.35	$34.87	$39.26	$36.05	$49.14	$36.08
Expiring Straight-line Rent	$38.35	$24.00	$35.55	$32.88	$18.08	$31.76	$57.94	$31.81
Change in Straight-line Rent	4.7%	23.0%	13.5%	6.1%	117.2%	13.5%	(15.2%)	13.4%
Cash Rent Per Square Foot
Renewal Cash Rent	$40.16	$29.36	$39.88	$36.13	$37.38	$35.95	$45.34	$35.96
Expiring Cash Rent	$40.32	$24.90	$38.84	$36.37	$19.57	$33.41	$60.52	$33.46
Change in Cash Rent	(0.4%)	17.9%	2.7%	(0.7%)	91.0%	7.6%	(25.1%)	7.5%
Compound Annual Growth Rate	3.9%	3.3%	2.9%	2.6%	10.5%	4.0%	(1.9%)	4.0%
Average Escalations Per Year	2.8%	0.2%	2.8%	2.5%	3.0%	1.4%	3.0%	1.4%
New Leases
Investment Space
Leased Square Feet	—	101	—	—	—	101	—	101
Statistics for Completed Leasing
Per Annum Average Committed Cost per Square Foot	$—	$3.18	$—	$—	$—	$3.18	$—	$3.18
Weighted Average Lease Term in Years	—	12.6	—	—	—	12.6	—	12.6
Straight-line Rent Per Square Foot	$—	$31.95	$—	$—	$—	$31.95	$—	$31.95
Cash Rent Per Square Foot	$—	$31.11	$—	$—	$—	$31.11	$—	$31.11
Vacant Space
Leased Square Feet	29	—	12	19	—	60	19	78
Statistics for Completed Leasing
Per Annum Average Committed Cost per Square Foot	$5.95	$—	$11.13	$7.49	$—	$7.48	$11.41	$8.41
Weighted Average Lease Term in Years	7.7	—	11.0	6.1	—	7.9	10.8	8.6
Straight-line Rent Per Square Foot	$30.26	$—	$39.67	$38.10	$—	$34.63	$34.78	$34.66
Cash Rent Per Square Foot	$28.87	$—	$38.00	$41.27	$—	$34.62	$34.46	$34.58
Total Square Feet Leased	442	386	28	51	45	951	20	971
Average Escalations Per Year	2.9%	0.9%	2.5%	2.5%	3.0%	1.7%	2.7%	1.7%
Average Escalations Excl. Data Center Shells								1.6%
(1)Activity excludes owner occupied space, leases with less than a one-year term and expirations associated with space removed from service. Weighted average lease term is based on the term defined in the lease assuming no exercise of early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 10 in the period such costs are incurred.
(2)Refer to the section entitled “Definitions” for definitions of certain terms on this schedule.

19	3Q 2025 Supplemental Information Package

COPT Defense Properties
Leasing (1)(2)
Nine Months Ended 9/30/25
(square feet in thousands)

	Defense/IT Portfolio
	Ft Meade/BW Corridor	Redstone Arsenal	NoVA Defense/IT	Navy Support	Data Center Shells	Total Defense/IT Portfolio	Other	Total
Renewed Space
Leased Square Feet	952	498	52	132	45	1,678	29	1,707
Expiring Square Feet	1,187	545	65	193	45	2,035	50	2,085
Vacating Square Feet	235	47	13	61	—	356	21	378
Retention Rate (% based upon square feet)	80.2%	91.4%	79.4%	68.5%	100.0%	82.5%	57.6%	81.9%
Statistics for Completed Leasing
Per Annum Average Committed Cost per Square Foot	$2.04	$1.78	$2.90	$3.80	$1.05	$2.10	$2.39	$2.10
Weighted Average Lease Term in Years	3.8	8.3	2.7	4.2	5.0	5.2	3.2	5.1
Straight-line Rent Per Square Foot
Renewal Straight-line Rent	$37.46	$27.45	$38.73	$35.05	$39.26	$34.38	$29.49	$34.30
Expiring Straight-line Rent	$34.99	$23.21	$34.06	$32.87	$18.08	$30.85	$34.38	$30.91
Change in Straight-line Rent	7.1%	18.3%	13.7%	6.6%	117.2%	11.5%	(14.2%)	11.0%
Cash Rent Per Square Foot
Renewal Cash Rent	$37.49	$27.09	$38.55	$36.77	$37.38	$34.38	$28.57	$34.28
Expiring Cash Rent	$38.02	$24.45	$37.94	$36.55	$19.57	$33.39	$38.17	$33.47
Change in Cash Rent	(1.4%)	10.8%	1.6%	0.6%	91.0%	3.0%	(25.2%)	2.4%
Compound Annual Growth Rate	2.0%	3.0%	3.0%	3.3%	10.5%	2.6%	1.1%	2.6%
Average Escalations Per Year	2.7%	1.1%	2.6%	2.5%	3.0%	1.9%	2.7%	1.9%
New Leases
Investment Space
Leased Square Feet	48	155	—	—	—	203	—	203
Statistics for Completed Leasing
Per Annum Average Committed Cost per Square Foot	$9.62	$2.65	$—	$—	$—	$4.30	$—	$4.30
Weighted Average Lease Term in Years	10.9	11.3	—	—	—	11.2	—	11.2
Straight-line Rent Per Square Foot	$30.62	$28.13	$—	$—	$—	$28.72	$—	$28.72
Cash Rent Per Square Foot	$29.50	$27.84	$—	$—	$—	$28.24	$—	$28.24
Vacant Space
Leased Square Feet	117	73	33	85	—	308	124	432
Statistics for Completed Leasing
Per Annum Average Committed Cost per Square Foot	$7.86	$6.89	$11.43	$5.87	$—	$7.47	$10.92	$8.46
Weighted Average Lease Term in Years	8.1	8.3	8.6	5.4	—	7.5	8.6	7.8
Straight-line Rent Per Square Foot	$30.26	$27.11	$36.04	$28.19	$—	$29.57	$34.66	$31.03
Cash Rent Per Square Foot	$28.91	$26.71	$35.13	$29.03	$—	$29.10	$34.58	$30.67
Total Square Feet Leased	1,117	726	85	217	45	2,189	153	2,342
Average Escalations Per Year	2.8%	1.5%	2.6%	2.8%	3.0%	2.1%	2.6%	2.2%
Average Escalations Excl. Data Center Shells								2.2%
(1)Activity excludes owner occupied space, leases with less than a one-year term and expirations associated with space removed from service. Weighted average lease term is based on the term defined in the lease assuming no exercise of early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 10 in the period such costs are incurred.
(2)Refer to the section entitled “Definitions” for definitions of certain terms on this schedule.

20	3Q 2025 Supplemental Information Package

COPT Defense Properties
Lease Expiration Analysis as of 9/30/25 (1)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Defense/IT Annualized Rental Revenue Expiring (3)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Defense/IT Portfolio
Fort Meade/BW Corridor	956	$42,074	6.6%	$43.94
Redstone Arsenal	21	579	0.1%	28.00
NoVA Defense/IT	15	535	0.1%	35.35
Lackland Air Force Base	703	46,207	7.3%	65.76
Navy Support	11	437	0.1%	38.15
2025	1,706	89,832	14.2%	52.62
Fort Meade/BW Corridor	721	30,404	4.8%	42.13
Redstone Arsenal	68	1,160	0.2%	17.07
NoVA Defense/IT	90	3,048	0.5%	33.93
Lackland Air Force Base	250	13,821	2.2%	55.28
Navy Support	228	6,452	1.0%	28.26
2026	1,357	54,886	8.7%	40.42
Fort Meade/BW Corridor	1,058	40,862	6.4%	38.60
Redstone Arsenal	173	4,938	0.8%	28.49
NoVA Defense/IT	193	6,840	1.1%	35.35
Navy Support	273	9,706	1.5%	35.60
Data Center Shells-Unconsolidated JV Properties	364	545	0.1%	14.96
2027	2,061	62,891	9.9%	36.26
Fort Meade/BW Corridor	2,097	78,024	12.3%	37.15
Redstone Arsenal	16	448	0.1%	28.91
NoVA Defense/IT	423	17,638	2.8%	41.74
Navy Support	146	4,412	0.7%	30.19
Data Center Shells-Unconsolidated JV Properties	515	917	0.1%	17.80
2028	3,197	101,440	16.0%	37.07
Fort Meade/BW Corridor	1,160	40,083	6.3%	34.53
Redstone Arsenal	464	10,114	1.6%	21.71
NoVA Defense/IT	657	25,772	4.1%	39.21
Navy Support	123	3,662	0.6%	29.76
Data Center Shells-Unconsolidated JV Properties	992	2,354	0.4%	23.73
2029	3,396	81,984	12.9%	32.72
Thereafter
Consolidated Properties	7,419	238,391	37.6%	31.38
Unconsolidated JV Properties	2,424	4,444	0.7%	18.33
Total Defense/IT Portfolio	21,560	$633,867	100.0%	$35.49

21	3Q 2025 Supplemental Information Package

COPT Defense Properties
Lease Expiration Analysis as of 9/30/25 (1) (continued)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Total Annualized Rental Revenue Expiring (3)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Total Defense/IT Portfolio	21,560	$633,867	90.0%	$35.49
Other
2025	23	502	0.1%	21.74
2026	168	5,285	0.8%	31.20
2027	88	3,969	0.6%	44.53
2028	262	16,881	2.4%	37.61
2029	157	6,570	0.9%	41.78
Thereafter	829	37,246	5.3%	44.91
Total Other	1,527	70,453	10.0%	41.45
Total Portfolio	23,087	$704,320	100.0%	$35.96
Consolidated Portfolio	18,792	$696,060
Unconsolidated JV Properties	4,295	$8,260
Note: As of 9/30/25, the weighted average lease term was 5.0 years for the total, Defense/IT and consolidated portfolio.

(1)This expiration analysis reflects consolidated and unconsolidated properties and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 9/30/25. With regard to properties owned through unconsolidated real estate JVs, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of Annualized Rental Revenue that was allocable to our ownership interest.
(2)The year of lease expiration is based on the lease term determined in accordance with GAAP.
(3)Refer to the section entitled “Definitions” for a definition of annualized rental revenue.

22	3Q 2025 Supplemental Information Package

COPT Defense Properties
2026 Defense/IT Portfolio Quarterly Lease Expiration Analysis as of 9/30/25 (1)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Quarter of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Defense/IT Annualized Rental Revenue Expiring (3)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Fort Meade/BW Corridor	141	$5,185	0.8%	$36.77
Redstone Arsenal	27	—	—%	—
NoVA Defense/IT	31	976	0.2%	31.13
Lackland Air Force Base	250	13,821	2.2%	55.28
Navy Support	73	1,418	0.2%	19.36
Q1 2026	522	21,400	3.4%	40.98
Fort Meade/BW Corridor	271	11,195	1.8%	41.36
Redstone Arsenal	3	78	—%	29.26
NoVA Defense/IT	18	703	0.1%	38.52
Navy Support	81	2,596	0.4%	32.05
Q2 2026	373	14,572	2.3%	39.11
Fort Meade/BW Corridor	104	4,171	0.7%	40.18
Redstone Arsenal	37	1,041	0.2%	27.99
NoVA Defense/IT	28	1,020	0.2%	36.52
Navy Support	33	1,026	0.2%	30.93
Q3 2026	202	7,258	1.3%	35.91
Fort Meade/BW Corridor	206	9,853	1.6%	47.81
Redstone Arsenal	1	41	—%	28.00
NoVA Defense/IT	12	350	0.1%	28.37
Navy Support	41	1,412	0.2%	34.48
Q4 2026	260	11,656	1.9%	44.68

	1,357	$54,886	8.7%	$40.42
(1)This expiration analysis reflects consolidated and unconsolidated properties and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 9/30/25.
(2)The period of lease expiration is based on the lease term determined in accordance with GAAP.
(3)Refer to the section entitled “Definitions” for a definition of annualized rental revenue.

23	3Q 2025 Supplemental Information Package

COPT Defense Properties
Top 20 Tenants as of 9/30/25 (1)
(dollars and square feet in thousands)

Tenant		Total Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)	Occupied Square Feet	Weighted Average Remaining Lease Term (3)
United States Government	(4)	$253,127	35.9%	5,652	3.3
Fortune 100 Company		68,926	9.8%	6,402	7.3
General Dynamics Corporation		33,163	4.7%	673	3.1
The Boeing Company		15,199	2.2%	443	2.1
Northrop Grumman Corporation		15,097	2.1%	545	5.8
CACI International Inc		14,010	2.0%	342	3.4
Peraton Corp.		13,914	2.0%	346	4.0
Fortune 100 Company		12,258	1.7%	183	9.0
Booz Allen Hamilton, Inc.		11,208	1.6%	266	2.0
Morrison & Foerster, LLP		9,912	1.4%	102	11.5
KBR, Inc.		7,904	1.1%	284	8.4
CareFirst, Inc.		7,661	1.1%	214	11.2
Amentum Holdings, Inc.		7,582	1.1%	202	4.1
Yulista Holding, LLC		7,354	1.0%	368	4.2
Mantech International Corp.		6,876	1.0%	208	2.5
AT&T Corporation		6,859	1.0%	313	4.1
University System of Maryland		6,538	0.9%	179	4.3
Wells Fargo & Company		5,964	0.8%	138	3.3
Lockheed Martin Corporation		5,830	0.8%	194	4.8
The Mitre Corporation		4,846	0.7%	139	4.5
Subtotal Top 20 Tenants		514,228	72.9%	17,193	5.2
All remaining tenants		190,092	27.1%	5,894	4.6
Total / Weighted Average		$704,320	100.0%	23,087	5.0

(1)For properties owned through unconsolidated real estate JVs, includes our share of those properties’ ARR of $8.3 million (see page 33 for additional information).
(2)Refer to the section entitled “Definitions” for a definition of annualized rental revenue.
(3)Weighted average remaining lease term is based on the lease term determined in accordance with GAAP. The weighting of the lease term was computed based on occupied square feet (excluding leases not associated with square feet, such as ground leases).
(4)Substantially all of our government leases are subject to early termination provisions which are customary in government leases. As of 9/30/25, $6.4 million of our ARR was through the General Services Administration (GSA), representing 2.5% of our ARR from the United States Government and 0.9% of our total ARR.

24	3Q 2025 Supplemental Information Package

COPT Defense Properties
Summary of Development Projects as of 9/30/25 (1)
(dollars and square feet in thousands)

		Total Rentable Square Feet	% Leased as of 10/30/25	as of 9/30/25 (2)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
				Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service
Property and Segment/Sub-Segment	Location
Defense/IT Portfolio
Fort Meade/BW Corridor
400 National Business Parkway (4)	Annapolis Junction, MD	138	0%	$65,100	$49,123	$13,722	2Q 25	2Q 26
Redstone Arsenal
7700 Advanced Gateway	Huntsville, AL	101	100%	27,264	1,705	—	1Q 27	1Q 27
8500 Advanced Gateway	Huntsville, AL	155	20%	52,317	20,896	—	2Q 26	2Q 27
Redstone Arsenal Subtotal / Average		256	52%	79,581	22,601	—
Data Center Shells
MP 3	Northern VA	225	100%	106,800	46,857	—	4Q 25	4Q 25
Southpoint Phase 2 Bldg B	Northern VA	193	100%	60,000	35,232	—	4Q 25	4Q 25
Data Center Shells Subtotal / Average		418	100%	166,800	82,089	—
Total Defense/IT Portfolio Under Development		812	68%	$311,481	$153,813	$13,722
(1)Includes properties under, or contractually committed for, development as of 9/30/25.
(2)Cost includes land, development, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.
(3)Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.
(4)Cost to date placed in service represents structured parking that was operational as of 9/30/25.

25	3Q 2025 Supplemental Information Package

COPT Defense Properties
Development Placed in Service as of 9/30/25
(square feet in thousands)

				Square Feet Placed in Service				Total Space Placed in Service % Leased as of 9/30/25
		Total Property
	Property Segment/Sub-Segment	% Leased as of 9/30/25	Rentable Square Feet	2025
Property and Location				1st Quarter	2nd Quarter	3rd Quarter	Total 2025
9700 Advanced Gateway Huntsville, AL	Redstone Arsenal	100%	50	10	26	14	50	100%
% Leased as of 9/30/25				100%	100%	100%	100%

26	3Q 2025 Supplemental Information Package

COPT Defense Properties
Summary of Land Owned/Controlled as of 9/30/25 (1)
(dollars and square feet in thousands)

Location	Acres	Estimated Developable Square Feet	Carrying Amount
Defense/IT Portfolio land owned/controlled for future development
Fort Meade/BW Corridor
National Business Park (Annapolis Junction, MD)	144	1,483
Howard County, MD	19	290
Other	126	1,338
Total Fort Meade/BW Corridor	289	3,111
Redstone Arsenal (2)	280	3,099
NoVA Defense/IT	29	1,171
Navy Support	38	64
Data Center Shells	365	3,300
Total Defense/IT Portfolio land owned/controlled for future development	1,001	10,745	$205,204
Other land owned/controlled	47	1,478	7,889
Land held, net	1,048	12,223	$213,093

(1)This land inventory schedule includes properties under ground lease to us and excludes all properties listed as development as detailed on page 25. The costs associated with the land included on this summary are reported on our consolidated balance sheet in the line entitled “land held.”
(2)This land is controlled under a long-term master lease agreement to LW Redstone Company, LLC, a consolidated JV (see page 32). As this land is developed in the future, the JV will execute site-specific leases under the master lease agreement. Lease payments will commence under the site-specific leases as cash rents under tenant leases commence at the respective properties.

27	3Q 2025 Supplemental Information Package

COPT Defense Properties
Capitalization Overview
(dollars, shares and units in thousands)

	Wtd. Avg. Maturity (Years) (1)	Stated Rate	Effective Rate (2)(3)	Amount Outstanding at 9/30/25

Debt
Secured debt	1.0	4.82%	4.44%	$68,530
Unsecured debt	4.2	3.22%	3.38%	2,394,111
Total Consolidated Debt	4.1	3.26%	3.41%	$2,462,641

Fixed-rate debt (3)	4.2	2.96%	3.34%	$2,391,691
Variable-rate debt (3)	3.4	5.58%	5.53%	70,950
Total Consolidated Debt				$2,462,641

Common Equity
Common Shares				112,950
Common Units (4)				2,398
Total Common Shares and Units				115,348

Closing Common Share Price on 9/30/25				$29.06
Equity Market Capitalization (5)				$3,352,013

Total Market Capitalization (5)				$5,814,654
(1)Calculated using the maturity dates, assuming exercise of available extension options, including those of our Revolving Credit Facility and existing term loan under an amendment to the underlying credit agreement entered into on 10/6/25. See page 29 for additional disclosure regarding these loans.
(2)Excludes the effect of deferred financing cost amortization.
(3)Includes the effect of interest rate swaps with notional amounts totaling $210.2 million that hedge the risk of changes in interest rates on variable-rate debt.
(4)Includes certain unvested share-based compensation awards in the form of profit interest units.
(5)Refer to the section entitled “Definitions” for a definition of this measure.

Investment Grade Ratings & Outlook			Latest Report
Fitch	BBB-	Stable	1/15/25
Moody’s	Baa3	Positive	10/27/25
S&P	BBB-	Stable	4/11/25

28	3Q 2025 Supplemental Information Package

COPT Defense Properties
Summary of Outstanding Debt as of 9/30/25
(dollars in thousands)

Unsecured Debt	Stated Rate	Amount Outstanding	Maturity Date		Secured Debt	Stated Rate	Amount Outstanding	Balloon Payment Due Upon Maturity	Maturity Date
Revolving Credit Facility	SOFR+ 0.10%+1.05%	$124,000	Oct-29	(1)(2)	LW Redstone
					4000 & 4100 Market Street and 8800 Redstone Gateway (2)(3)	SOFR +0.10%+1.55%	$21,950	$21,800	Mar-26	(4)
Senior Unsecured Notes
2.25% due 2026	2.25%	400,000	Mar-26		M Square
5.25% due 2028	5.25%	345,000	Sep-28	(5)	5825 & 5850 University Research Court (3)	3.82%	36,360	$35,603	Jun-26
2.00% due 2029	2.00%	400,000	Jan-29
2.75% due 2031	2.75%	600,000	Apr-31		5801 University Research Court (2)(3)	SOFR +0.10%+1.45%	10,220	$10,020	Aug-26
2.90% due 2033	2.90%	400,000	Dec-33
Subtotal - Senior Unsecured Notes	2.95%	2,145,000			Total Secured Debt	4.82%	$68,530

Unsecured Bank Term Loan	SOFR+ 0.10%+1.30%	125,000	Jan-26	(1)(2)
Other Unsecured Debt	0.00%	111	May-26
Total Unsecured Debt	3.22%	$2,394,111

Debt Summary
Total Unsecured Debt	3.22%	$2,394,111
Total Secured Debt	4.82%	68,530
Consolidated Debt	3.26%	$2,462,641

Debt per balance sheet		$2,443,518
Net discounts and deferred financing costs		19,123
Consolidated Debt		2,462,641
COPT Defense’s share of unconsolidated JV gross debt (6)		75,250
Gross debt		$2,537,891
(1)On 10/6/25, we entered into an amendment to the credit agreement underlying our Revolving Credit Facility (the “Revolver”) and Unsecured Bank Term Loan (the “Term Loan”). This amendment: increased the aggregate lender commitment under our Revolver from $600.0 million to $800.0 million; extended the maturity date of our Revolver from October 2026 to October 2029, which may be extended by two six-month periods at our option; changed the initial interest rate on our Revolver to SOFR + 0.85% and on the Term Loan to SOFR + 1.05%; and eliminated the 0.10% SOFR transition charge. The Term Loan maintained its January 2026 maturity date, which may be extended by two 12-month periods at our option.
(2)Pre-payable anytime without penalty.
(3)These properties are owned through consolidated JVs.
(4)This loan maturity may be extended by a one-year period, provided certain conditions are met.
(5)These notes are due in 2028 unless earlier exchanged, redeemed or repurchased only in the event of certain circumstances and during certain periods defined under the terms of the notes. Upon exchange of the notes, the principal amount of notes exchanged is payable in cash, with the remainder of the exchange obligation, if any, payable in cash, common shares or a combination thereof at our election.
(6)See page 33 for additional disclosure regarding our unconsolidated real estate JVs.

29	3Q 2025 Supplemental Information Package

COPT Defense Properties
Summary of Outstanding Debt as of 9/30/25 (continued)

(1)Includes $400.0 million in 2.25% Senior Notes due 2026, the repayment of which we pre-funded with net proceeds from our issuance on 10/2/25 of $400.0 million of 4.50% Senior Notes due 2030. Pending such repayment, we intend to use the net proceeds from this debt issuance for general corporate purposes, which may include investment in interest-bearing accounts.
(2)Secured debt of $22.0 million is included in 2027 assuming our exercise of a one-year extension option.
(3)Term Loan balance of $125.0 million is included in 2028 assuming our exercise of two 12-month extension options. Also included is $345.0 million principal amount of exchangeable senior notes due in 2028 unless earlier exchanged, redeemed or repurchased only in the event of certain circumstances and during certain periods defined under the terms of the notes.
(4)Revolving Credit Facility maturity of $124.0 million is included in 2030 based on the maturity date under the credit facility amendment entered into on 10/6/25 and assuming our exercise of two six-month extension options.
(5)Includes the effect of interest rate swaps with notional amounts totaling $210.2 million that hedge the risk of changes in interest rates on variable-rate debt.

30	3Q 2025 Supplemental Information Package

COPT Defense Properties
Debt Analysis
(dollars and square feet in thousands)

		As of and for Three Months Ended 9/30/25				As of and for Three Months Ended 9/30/25
Senior Note Covenants (1)	Required			Line of Credit & Term Loan Covenants (1)(2)	Required
Total Debt / Total Assets	< 60%	40.7%		Total Debt / Total Assets	< 60%	35.9%
Secured Debt / Total Assets	< 40%	1.1%		Secured Debt / Total Assets	< 40%	1.7%
Debt Service Coverage	> 1.5x	4.9x		Adjusted EBITDA / Fixed Charges	> 1.5x	5.1x
Unencumbered Assets / Unsecured Debt	> 150%	245.8%		Unsecured Debt / Unencumbered Assets	< 60%	35.6%
				Unencumbered Adjusted NOI / Unsecured Interest Expense	> 1.75x	5.0x

Debt Ratios	Page Refer.			Unencumbered Portfolio Analysis
GAAP				# of unencumbered properties		179
Debt per balance sheet	6	$2,443,518		% of total portfolio		88%
Total assets	6	$4,351,432		Unencumbered square feet in-service		20,936
Debt to assets		56.2%		% of total portfolio		85%
Net income	7	$43,744		NOI from unencumbered real estate operations		$108,660
Debt to net income ratio (3)		14.0	x	% of total NOI from real estate operations		97%
Interest expense	7	$20,894		Adjusted EBITDA from unencumbered real estate operations		$100,613
Net income to interest expense ratio (3)		2.1	x	% of total adjusted EBITDA from real estate operations		97%
				Unencumbered adjusted book		$6,045,531
Non-GAAP				% of total adjusted book		97%
Net debt	36	$2,512,124
Adjusted book	36	$6,247,503
Net debt to adjusted book		40.2%
Net debt adj. for fully-leased investment properties	36	$2,428,330
In-place adjusted EBITDA	11	$103,792
Net debt to in-place adjusted EBITDA ratio		6.1	x
Net debt adj. for fully-leased investment properties to in-place adj. EBITDA ratio		5.8	x
Denominator for debt service coverage	35	$20,523
Denominator for fixed charge coverage	35	$21,815
Adjusted EBITDA	11	$103,771
Adjusted EBITDA debt service coverage ratio		5.1	x
Adjusted EBITDA fixed charge coverage ratio		4.8	x
(1)The covenants are calculated as defined in the applicable agreements, and the calculations differ between those agreements.
(2)Calculated based on the terms under the credit facility amendment entered into on 10/6/25.
(3)Refer to the section entitled “Definitions” for a definition of this measure.

31	3Q 2025 Supplemental Information Package

COPT Defense Properties
Consolidated Real Estate Joint Ventures as of 9/30/25
(dollars and square feet in thousands)

				NOI from Real Estate Operations (1)			Venture Level Debt Outstanding (3)	COPT Defense Nominal Ownership %
Operating Properties	Operational Square Feet	% Occupied	% Leased	Three Months Ended	Nine Months Ended	Total Assets (2)
Suburban MD
M Square Associates, LLC (4 properties)	414	95.3%	99.8%	$1,937	$5,939	$92,009	$46,580	50%
Huntsville, AL
LW Redstone Company, LLC (24 properties)	2,388	96.1%	99.6%	11,659	33,573	639,279	21,950	85%	(4)
Washington, DC
Stevens Place (1 property)	188	92.2%	93.7%	2,338	6,057	139,649	—	95%
Total / Average	2,990	95.7%	99.2%	$15,934	$45,569	$870,937	$68,530

Non-Operating Properties	Estimated Developable Square Feet	Total Assets (2)	Venture Level Debt Outstanding	COPT Defense Nominal Ownership %
Suburban MD
M Square Research Park	348	$7,830	$—	50%
Huntsville, AL
Redstone Gateway (5)	3,355	124,182	—	85%	(3)
Total	3,703	$132,012	$—

(1)Represents NOI from real estate operations of the JV operating properties before allocation to JV partners.
(2)Total assets includes the assets of the consolidated JV plus any outside investment basis.
(3)Excludes debt from us to the JV, which is eliminated in the presentation of our consolidated financial statements.
(4)Our partner receives an annual priority return of 13.5% on its $9.0 million in contributed equity, plus certain fees for leasing and development, and we expect to receive all other distributions from the JV.
(5)Total assets include $73.8 million in notes receivable due from the City of Huntsville (including accrued interest and excluding allowance for credit losses) in connection with infrastructure costs funded by the JV.

32	3Q 2025 Supplemental Information Package

COPT Defense Properties
Unconsolidated Real Estate Joint Ventures as of 9/30/25 (1)
(dollars and square feet in thousands)

Joint venture information
COPT Defense ownership %	10%
COPT Defense’s investment	$13,751	(2)
# of Properties	24
Square Feet	4,295
% Occupied	100%
COPT Defense’s share of ARR	$8,260

Balance sheet information	Total	COPT Defense’s Share (3)
Operating properties, net	$922,528	$92,253
Total assets	$1,024,826	$102,483
Debt (4)	$746,040	$74,604
Total liabilities	$824,303	$82,430

	Three Months Ended		Nine Months Ended
Operating information	Total	COPT Defense’s Share (3)	Total	COPT Defense’s Share (3)
Revenue	$22,754	$2,275	$69,243	$6,924
Operating expenses	(4,108)	(411)	(13,006)	(1,301)
NOI from real estate operations and EBITDAre (5)	18,646	1,864	56,237	5,623
Interest expense	(10,257)	(1,025)	(25,853)	(2,585)
Depreciation and amortization	(7,785)	(733)	(23,444)	(2,206)
Loss on early extinguishment of debt	(282)	(28)	(282)	(28)
Net income	$322	$78	$6,658	$804

NOI from real estate operations (per above) (5)	$18,646	$1,864	$56,237	$5,623
Straight line rent adjustments	(286)	(28)	(1,444)	(144)
Amortization of acquired above- and below-market rents	(1,804)	(181)	(5,446)	(545)
Cash NOI from real estate operations (5)	$16,556	$1,655	$49,347	$4,934
(1)Includes equity method investments in five JVs that own and operate data center shell properties.
(2)Includes $36.3 million reported in “Investment in unconsolidated real estate joint ventures” and $22.6 million for investments with deficit balances reported in “other liabilities” on our consolidated balance sheet. Investments with deficit balances are attributable to JV distributions of debt refinancing proceeds in excess of our equity in two JVs.
(3)Represents the portion allocable to our ownership interest.
(4)Maturities on JV debt range from 2029 to 2030 (assuming exercise of three one-year extension options).
(5)Refer to the section entitled “Definitions” for a definition of this measure.

33	3Q 2025 Supplemental Information Package

COPT Defense Properties
Supplementary Reconciliations of Non-GAAP Measures
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24	9/30/25	9/30/24
Net income	$43,744	$40,166	$36,228	$36,467	$37,397	$120,138	$107,475
Construction contract and other service revenues	(8,485)	(12,458)	(10,259)	(12,027)	(16,662)	(31,202)	(63,523)
Depreciation and other amortization associated with real estate operations	40,631	39,573	39,359	38,821	38,307	119,563	114,819
Construction contract and other service expenses	7,952	11,873	9,705	11,519	16,127	29,530	61,746
General and administrative expenses	8,483	8,202	8,148	8,429	8,157	24,833	25,126
Leasing expenses	2,449	2,613	2,999	2,243	2,341	8,061	6,990
Business development expenses and land carry costs	1,098	1,096	1,009	1,171	918	3,203	3,079
Interest expense	20,894	20,938	20,504	20,391	20,376	62,336	61,760
Interest and other income, net	(2,591)	(1,223)	(1,568)	(2,331)	(3,324)	(5,382)	(10,330)
Gain on sales of real estate	(3,018)	—	(300)	—	—	(3,318)	—
Equity in income of unconsolidated entities	(1,815)	(355)	(371)	(217)	(85)	(2,541)	(180)
Unconsolidated real estate JVs NOI allocable to COPT Defense included in equity in income of unconsolidated entities (1)	1,864	1,870	1,889	1,898	1,844	5,623	5,319
Income tax expense (benefit)	612	117	103	(24)	130	832	312
NOI from real estate operations	111,818	112,412	107,446	106,340	105,526	331,676	312,593
Straight line rent adjustments and lease incentive amortization	5,551	(1,379)	(1,875)	3,437	1,017	2,297	8,862
Amortization of acquired above- and below-market rents	42	65	64	65	64	171	104
Amortization of intangibles and other assets to property operating expenses	—	—	98	146	147	98	440
Lease termination fees, net	(1,190)	(729)	(834)	(865)	(931)	(2,753)	(2,586)
Tenant funded landlord assets and lease incentives	(8,888)	(5,223)	(3,413)	(6,260)	(4,415)	(17,524)	(22,172)
Cash NOI adjustments in unconsolidated real estate JVs	(209)	(219)	(261)	(287)	(279)	(689)	(796)
Cash NOI from real estate operations	$107,124	$104,927	$101,225	$102,576	$101,129	$313,276	$296,445

NOI from real estate operations (from above)	$111,818	$112,412	$107,446	$106,340	$105,526	$331,676	$312,593
Non-Same Property NOI from real estate operations	(3,948)	(3,747)	(3,170)	(2,521)	(1,482)	(10,865)	(3,345)
Same Property NOI from real estate operations	107,870	108,665	104,276	103,819	104,044	320,811	309,248
Straight line rent adjustments and lease incentive amortization	3,315	(9)	154	5,065	(498)	3,460	3,597
Amortization of acquired above- and below-market rents	(92)	(69)	(69)	(69)	(69)	(230)	(207)
Lease termination fees, net	(1,191)	(728)	(834)	(864)	(931)	(2,753)	(2,587)
Tenant funded landlord assets and lease incentives	(4,920)	(4,929)	(3,105)	(6,035)	(2,103)	(12,954)	(15,065)
Cash NOI adjustments in unconsolidated real estate JVs	(209)	(220)	(260)	(287)	(280)	(689)	(796)
Same Property Cash NOI from real estate operations	$104,773	$102,710	$100,162	$101,629	$100,163	$307,645	$294,190
(1)See page 33 for additional disclosure regarding our unconsolidated real estate JVs.

34	3Q 2025 Supplemental Information Package

COPT Defense Properties
Supplementary Reconciliations of Non-GAAP Measures (continued)
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24	9/30/25	9/30/24
Real estate revenues
Lease revenue
Fixed contractual payments	$135,957	$136,334	$131,691	$130,543	$129,357	$403,982	$382,918
Variable lease payments (1)	42,315	39,264	43,617	39,222	41,192	125,196	118,683
Lease revenue	178,272	175,598	175,308	169,765	170,549	529,178	501,601
Other property revenue	2,038	1,859	2,289	1,641	2,014	6,186	4,710
Real estate revenues	$180,310	$177,457	$177,597	$171,406	$172,563	$535,364	$506,311

Provision for credit losses (recoveries) on billed lease revenue	$108	$(280)	$903	$1,604	$25	$731	$(108)

Total revenues	$188,795	$189,915	$187,856	$183,433	$189,225	$566,566	$569,834
Construction contract and other service revenues	(8,485)	(12,458)	(10,259)	(12,027)	(16,662)	(31,202)	(63,523)
Real estate revenues	$180,310	$177,457	$177,597	$171,406	$172,563	$535,364	$506,311

Total interest expense	$20,894	$20,938	$20,504	$20,391	$20,376	$62,336	$61,760
Less: Amortization of deferred financing costs	(657)	(657)	(667)	(671)	(671)	(1,981)	(2,037)
Less: Amortization of net debt discounts, net of amounts capitalized	(1,070)	(1,060)	(1,051)	(1,041)	(1,032)	(3,181)	(3,069)
COPT Defense’s share of interest expense of unconsolidated real estate JVs, excluding amortization of deferred financing costs and net debt premium and gain or loss on interest rate derivatives	898	759	752	872	821	2,409	2,433
Denominator for interest coverage	20,065	19,980	19,538	19,551	19,494	59,583	59,087
Scheduled principal amortization	458	457	461	455	448	1,376	1,879
Denominator for debt service coverage	20,523	20,437	19,999	20,006	19,942	60,959	60,966
Capitalized interest	1,292	1,126	927	928	712	3,345	1,944
Denominator for fixed charge coverage	$21,815	$21,563	$20,926	$20,934	$20,654	$64,304	$62,910

Dividends on unrestricted common and deferred shares	$34,332	$34,324	$34,318	$33,167	$33,165	$102,974	$99,461
Distributions on unrestricted common units	658	666	661	491	491	1,985	1,496
Dividends and distributions on restricted shares and units	209	218	236	248	247	663	752
Total dividends and distributions for GAAP payout ratio	35,199	35,208	35,215	33,906	33,903	105,622	101,709
Dividends and distributions on antidilutive shares and units	(202)	(194)	(237)	(250)	(249)	(592)	(756)
Dividends and distributions for non-GAAP payout ratios	$34,997	$35,014	$34,978	$33,656	$33,654	$105,030	$100,953
(1)Represents primarily lease revenue associated with property operating expense reimbursements from tenants.

35	3Q 2025 Supplemental Information Package

COPT Defense Properties
Supplementary Reconciliations of Non-GAAP Measures (continued)
(in thousands)

	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24
Total assets	$4,351,432	$4,286,950	$4,250,311	$4,254,191	$4,234,302
Accumulated depreciation	1,644,472	1,608,032	1,572,422	1,537,293	1,502,730
Accumulated amortization of intangibles on property acquisitions and deferred leasing costs	226,312	225,192	227,122	228,154	227,281
COPT Defense’s share of liabilities of unconsolidated real estate JVs	82,430	61,026	61,190	61,294	61,118
COPT Defense’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	15,197	14,407	13,616	12,817	12,014
Less: Property - operating lease liabilities	(46,203)	(47,372)	(48,216)	(49,240)	(33,615)
Less: Property - finance lease liabilities	(370)	(377)	(384)	(391)	(397)
Less: Cash and cash equivalents	(23,687)	(21,288)	(24,292)	(38,284)	(34,478)
Less: COPT Defense’s share of cash of unconsolidated real estate JVs	(2,080)	(1,944)	(1,766)	(2,053)	(1,575)
Adjusted book	$6,247,503	$6,124,626	$6,050,003	$6,003,781	$5,967,380

Gross debt (page 29)	$2,537,891	$2,512,850	$2,488,306	$2,468,767	$2,468,620
Less: Cash and cash equivalents	(23,687)	(21,288)	(24,292)	(38,284)	(34,478)
Less: COPT Defense’s share of cash of unconsolidated real estate JVs	(2,080)	(1,944)	(1,766)	(2,053)	(1,575)
Net debt	2,512,124	2,489,618	2,462,248	2,428,430	2,432,567
Costs incurred on fully-leased development properties	(83,794)	(60,302)	(27,499)	(18,774)	(70,954)
Costs incurred on fully-leased operating property acquisitions	—	—	—	(17,034)	(17,034)
Net debt adjusted for fully-leased investment properties	$2,428,330	$2,429,316	$2,434,749	$2,392,622	$2,344,579

36	3Q 2025 Supplemental Information Package

COPT Defense Properties
Definitions
Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted book
Defined as total assets presented on our consolidated balance sheet, net of lease liabilities associated with property right-of-use assets, and excluding the effect of cash and cash equivalents, accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions, accumulated amortization of deferred leasing costs and unconsolidated real estate joint ventures (“JVs”) cash and cash equivalents, liabilities and accumulated depreciation and amortization (of intangibles on property acquisitions and deferred leasing costs) allocable to our ownership interest in the JVs. We use adjusted book for purposes of calculating our net debt to adjusted book, which we believe is a useful supplemental measure for investors to use in further understanding the relationship of our outstanding debt to our assets available to service such debt. We believe that total assets is the most directly comparable GAAP measure to this non-GAAP measure.

Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income or loss adjusted for the effects of interest expense, depreciation and amortization, gain on sales and impairment losses of real estate and investments in unconsolidated real estate JVs, gain or loss on early extinguishment of debt, loss on interest rate derivatives, net gain or loss on other investments, credit loss expense or recoveries, operating property acquisition costs, income taxes, business development expenses, demolition costs on redevelopment and nonrecurring improvements, executive transition costs and certain other expenses that we believe are not relevant to an investor’s evaluation of our ability to repay debt.  Adjusted EBITDA also includes adjustments to net income or loss for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, Adjusted EBITDA incorporates additional adjustments for gains and losses from investing and financing activities and certain other items that we believe represent costs that are not closely correlated to (or associated with) our operating performance and are not relevant to an investor’s evaluation of our ability to repay debt. We believe that adjusted EBITDA is a useful supplemental measure for assessing our un-
levered performance and ability to repay outstanding debt from operations.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Adjusted EBITDA debt service coverage ratio
This measure divides Adjusted EBITDA by the sum of interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, and gains or losses on interest rate derivatives) and scheduled principal amortization on mortgage loans.

Amortization of acquisition intangibles included in NOI
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income or loss attributable to noncontrolling interests through ownership of preferred units in COPT Defense Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to share-based compensation awards and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of: straight-line rental adjustments, amortization of tenant incentives, amortization of intangibles and other assets included in FFO and NOI, lease termination fees from tenants to terminate their lease obligations prior to the end of the agreed upon lease terms and rental revenue recognized under GAAP resulting from landlord assets and lease incentives funded by tenants.  Cash NOI also includes adjustments to NOI from real estate operations for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. Under GAAP, rental revenue is recognized evenly over the term of tenant leases (through straight-line rental adjustments and amortization of tenant incentives), which, given the long term nature of our leases, does not align with the economics of when tenant payments are due to us under the arrangements.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components, which are then amortized into NOI over their estimated lives, even

37	3Q 2025 Supplemental Information Package

COPT Defense Properties
Definitions
though the resulting revenue adjustments are not reflective of our lease economics.  In addition, revenue from lease termination fees and tenant-funded landlord improvements, absent an adjustment from us, would result in large one-time lump sum amounts in Cash NOI that we do not believe are reflective of a property’s long-term value.  We believe that Cash NOI is a useful supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items to be more reflective of the economics of when tenant payments are due to us under our leases and the value of our properties.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of reportable segments, Same Property groupings and individual properties.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

COPT Defense’s share of NOI from unconsolidated real estate JVs
Represents the net of revenues and property operating expenses of real estate operations owned through unconsolidated JVs that are allocable to COPT Defense’s ownership interest. This measure is included in the computation of NOI, our segment performance measure, as discussed below.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” above), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) replacement capital expenditures (defined below).  Diluted AFFO also includes adjustments to Diluted FFO, as adjusted for comparability for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that Diluted AFFO is a useful supplemental measure of operating performance for a REIT because it incorporates adjustments for: certain revenue and expenses that are not associated with cash to or from us during the period; and certain capital expenditures for operating properties incurred during the period that do require cash outlays.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO (which includes discontinued operations, if any) is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”)
Defined as Diluted FFO or FFO adjusted to exclude: operating property acquisition costs (for acquisitions classified as business combinations); gain or loss on early extinguishment of debt; FFO associated with properties that secured non-recourse debt on which we defaulted and, subsequently, extinguished via conveyance of such properties (including property NOI, interest expense and gains on debt extinguishment); loss on interest rate derivatives; and executive transition costs associated with named executive officers.  Diluted FFO, as adjusted for comparability also includes adjustments to Diluted FFO for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe this to be a useful supplemental measure alongside Diluted FFO as it excludes gains and losses from certain investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net income or loss available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  We believe this to be a useful supplemental measure alongside Diluted FFO per share as it excludes gains and

38	3Q 2025 Supplemental Information Package

COPT Defense Properties
Definitions
losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”)
Defined as net income or loss adjusted for the effects of interest expense, depreciation and amortization, gains on sales and impairment losses of real estate and investments in unconsolidated real estate JVs, and income taxes. EBITDAre also includes adjustments to net income or loss for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, EBITDAre incorporates additional adjustments for gains and losses from investing activities related to our investments in operating properties. We believe that EBITDAre is a useful supplemental measure for assessing our un-levered performance. We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Funds from operations (“FFO” or “FFO per Nareit”)
Defined as net income or loss computed using GAAP, excluding gains on sales and impairment losses of real estate and investments in unconsolidated real estate JVs (net of associated income tax) and real estate-related depreciation and amortization. FFO also includes adjustments to net income or loss for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that we use the National Association of Real Estate Investment Trust’s (“Nareit”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains on sales and impairment losses of real estate (net of associated income tax) and real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Gross debt
Defined as debt reported on our consolidated balance sheet adjusted to exclude net discounts and premiums and deferred financing costs, as further adjusted to include outstanding debt of unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that this measure is useful to investors as it represents our total outstanding debt, including our share of unconsolidated joint venture debt. We believe that debt reported on our consolidated balance sheet is the most directly comparable GAAP measure to this non-GAAP measure.

In-place adjusted EBITDA
Defined as Adjusted EBITDA, as further adjusted for: (1) certain events occurring in a three month period to reflect Adjusted EBITDA as if the events occurred at the beginning of such period, including: (a) properties acquired, placed in service or expanded upon subsequent to the commencement of a period made in order to reflect a full period of ownership/operations; (b) properties removed from service or in which we disposed of interests; (c) significant mid-period occupancy changes associated with properties recently placed in service or acquired as if such occupancy changes occurred at the beginning of such period; and (2) adjustments to deferred rental revenue associated with changes in our assessment of collectability. The measure also includes adjustments for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that the pro forma adjustments described above are consistent with the requirements for preparation of amounts presented on a pro forma basis in accordance with Article 11 of Regulation S-X. We believe that in-place adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance and ability to repay outstanding debt from operations, as further adjusted for changes in operating properties subsequent to the commencement of a quarter and for the other items noted above that we believe are not closely correlated with our operating performance and are not relevant to an investor’s evaluation of our ability to repay debt.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt
Defined as Gross debt (total outstanding debt reported per our balance sheet as adjusted to exclude net discounts and premiums and deferred financing costs), as adjusted to subtract cash and cash equivalents as of the end of the period. The measure also includes adjustments to Gross debt for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We use net debt for purposes of calculating our net debt to adjusted book, which we believe is a useful supplemental measure for investors to use in further understanding the relationship of our outstanding debt to our assets available to service such debt. We believe that debt reported on our consolidated balance sheet is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt adjusted for fully-leased investment properties
Defined as Net debt less costs incurred on properties under development and on operating property acquisitions that were 100% leased. We believe that this supplemental measure is useful in providing investors the impact to our debt of these fully leased properties that are not yet contributing to our adjusted EBITDA. We believe that debt reported on our consolidated balance sheet is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt to Adjusted book
Defined as Net debt divided by Adjusted book (defined above).

39	3Q 2025 Supplemental Information Package

COPT Defense Properties
Definitions

Net debt to in-place adjusted EBITDA ratio and Net debt adjusted for fully-leased investment properties to in-place adjusted EBITDA ratio
Defined as Net debt or Net debt adjusted for fully-leased investment properties divided by in-place adjusted EBITDA (defined above) for the three month period that is annualized by multiplying by four.

Net operating income from real estate operations (“NOI”)
NOI, which is our segment performance measure, includes: consolidated real estate revenues; consolidated property operating expenses; and the net of revenues and property operating expenses of real estate operations owned through unconsolidated real estate JVs that are allocable to COPT Defense’s ownership interest in the JVs. We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general, administrative and leasing expenses; we believe this measure is particularly useful in evaluating the performance of reportable segments, Same Property groupings and individual properties.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

NOI fixed charge coverage ratio and Adjusted EBITDA fixed charge coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, and gains or losses on interest rate derivatives), (2) scheduled principal amortization on mortgage loans, (3) capitalized interest, (4) dividends on preferred shares and (5) distributions on preferred units in the Operating Partnership not owned by us.

NOI interest coverage ratio and Adjusted EBITDA interest coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains on losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties).

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of dividends on common and deferred shares and distributions to holders of interests in the Operating Partnership to the extent they are dilutive in the respective FFO per share numerators divided by (2) the respective non-GAAP measures.

Replacement capital expenditures
Replacement capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs incurred during the period for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office), (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there) or (5) replacements of significant components of a building after the building has reached the end of its original useful life. Replacement capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition. For cash tenant incentives not due to the tenant for a period exceeding three months past the date on which such incentives were incurred, we recognize such incentives as replacement capital expenditures in the periods such incentives are due to the tenant. Replacement capital expenditures, which is included in the computation of Diluted AFFO, is intended to represent non-transformative capital expenditures of existing properties held for long-term investment. We believe that the excluded expenditures are more closely associated with our investing activities than the performance of our operating portfolio.

Same Property NOI from real estate operations and Same Property cash NOI from real estate operations
Defined as NOI, or Cash NOI, from real estate operations of Same Property groupings.  We believe that these are important supplemental measures of Same Property operating performance for the same reasons discussed above for NOI from real estate operations and Cash NOI from real estate operations.

40	3Q 2025 Supplemental Information Package

COPT Defense Properties
Definitions
Other Definitions
Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.
Annualized Rental Revenue (“ARR”) — The monthly contractual base rent as of the reporting date (ignoring free rent then in effect and rent associated with tenant funded landlord assets) multiplied by 12, plus the estimated annualized expense reimbursements under existing leases for occupied space. With regard to properties owned through unconsolidated real estate JVs, we include the portion of ARR allocable to COPT Defense’s ownership interest. We consider ARR to be a useful measure for analyzing revenue sources because, since it is point-in-time based, it does not contain increases and decreases in revenue associated with periods in which lease terms were not in effect; historical revenue under GAAP does contain such fluctuations. We find the measure particularly useful for leasing, tenant, segment and industry analysis. In instances in which we report ARR per occupied square foot, the measure excludes revenue from leases not associated with our buildings.
Average Escalations — Leasing statistic used to report average increase in rental rates over lease terms for leases with a term of greater than one-year.
Cash Rent — Includes monthly contractual base rent (ignoring rent abatements and rent associated with tenant funded landlord assets) multiplied by 12, plus estimated annualized expense reimbursements (average for first 12 months of term for new or renewed leases or as of lease expiration for expiring leases). We believe that cash rent is a useful measure for evaluating the rental rates at the time rent payments commence for our leasing activity, including changes in such rates relative to rates that may have been previously in place.
Committed Cost per Square Foot — Includes tenant improvement allowance (excluding tenant funded landlord assets), leasing commissions and estimated turn key costs and excludes lease incentives. We believe this is a useful measure for evaluating our costs associated with obtaining new leases.
Compound Annual Growth Rate — For renewed space, represents the compound annual growth rate between the first year cash rent of the expired lease and the first year cash rent of the renewal lease.
Debt to Net Income Ratio — Represents debt reported on our consolidated balance sheet divided by net income for the three month period that is annualized by multiplying by four. We do not present this ratio for periods with a net loss.
Defense/IT Portfolio — Represents properties in locations proximate to, or sometimes containing, key U.S. Government (“USG”) defense installations and missions.
Development Properties — Properties under, or contractually committed for, development.
Equity Market Capitalization — Defined as the sum of: (1) the product of the closing price of our common shares on the NYSE and the sum of (a) common shares outstanding and (b) common units outstanding; and (2) the liquidation value of preferred shares and preferred units in our operating partnership.
First Generation Space — Newly-developed or redeveloped space that has never been occupied.
Investment Space Leased — Includes vacant space leased within two years of the shell completion date for development properties or acquisition date for operating property acquisitions.
Net Income to Interest Expense Ratio — Represents net income reported on our consolidated statements of operations divided by interest expense. We do not present this ratio for periods with a net loss.
Net Income Payout Ratio — Defined as (1) the sum of dividends on common and deferred shares and distributions to holders of interests in the Operating Partnership divided by (2) net income. We do not present this ratio for periods with a net loss.
Operational Space — The portion of a property in operations (excludes portion under development or redevelopment).
Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties were underway or approved.
Same Property — Operating properties stably owned and 100% operational since at least 1/1/24.
Second Generation Space — Space leased that has been previously occupied.
Straight-line Rent — Includes annual minimum base rents, net of abatements and lease incentives and excluding rent associated with tenant funded landlord assets, on a straight-line basis over the term of the lease, and estimated annual expense reimbursements (as of lease commencement for new or renewed leases or as of lease expiration for expiring leases). We believe that straight-line rent is a useful measures for evaluating the rental rates over the related lease terms for our leasing activity, including changes in such rates relative to rates that may have been previously in place.
Total Market Capitalization — Defined as the sum of: (1) consolidated outstanding debt, excluding discounts, premiums and deferred financing costs; (2) the product of the closing price of our common shares on the NYSE and the sum of (a) common shares outstanding and (b) common units outstanding; and (3) the liquidation value of preferred shares and preferred units in our operating partnership.
Total Portfolio — Operating properties, including ones owned through unconsolidated real estate JVs.
Vacancy Leasing Activity Ratio — Square footage associated with prospective tenants for vacant square feet in service divided by total vacant square feet in service.
Vacant Space Leased — Includes leasing of vacated second-generation space and vacant space leased in development properties and operating property acquisitions after two years from such properties’ shell completion or acquisition date.

41	3Q 2025 Supplemental Information Package

NEWS RELEASE

IR Contacts:
Venkat Kommineni, CFA	Michelle Layne
443.285.5587	443.285.5452
venkat.kommineni@copt.com	michelle.layne@copt.com

COPT Defense Reports Third Quarter 2025 Results
_______________________________________________________________

EPS of $0.37
FFO per Share, as Adjusted for Comparability, of $0.69
6.2% FFO per Share Growth Year-over-Year
2-cents above the Midpoint of Guidance

Increased Midpoint of 2025 FFO per Share Guidance by 3-cents to $2.70
Implies 5.1% FFO per Share Growth for the Year

Same Property Cash NOI Increased 4.6% in both 3Q25 and Year-to-Date
Increased Midpoint of 2025 Guidance for the Year by 75 basis points to 4.0%

Continued Strong Occupancy and Leased Levels
Total Portfolio 93.9% Occupied and 95.7% Leased
Highest Leased Rate in 20 Years
Defense/IT Portfolio 95.4% Occupied and 97.0% Leased
Increased Midpoint of 2025 Guidance for Same Property Year-End Occupancy by 20 basis points to 94.2%
_______________________________________________________________

3Q25 Leasing Outperformed Expectations; On Track to Exceed Already Increased 2025 Goals
Total Leasing in 3Q25 and YTD of 971,000 SF and 2.3 million SF, respectively

Vacancy Leasing in 3Q25 and YTD of 78,000 SF and 432,000 SF, respectively
Increased Annual Target to 500,000 SF from 450,000 SF

Tenant Retention of 82% in both 3Q25 and YTD

Investment Leasing in 3Q25 and YTD of 101,000 SF and 203,000 SF, respectively
_____________________________________________________________

Success in Capital Deployment
Over the Past 5 Weeks, Committed $72M of Capital to a Build-to-Suit Development Project and a Building Acquisition
Capital Commitment to New Investments YTD is $124M
_______________________________________________________________

COLUMBIA, MD (BUSINESS WIRE) October 30, 2025 - COPT Defense Properties (“COPT Defense” or the “Company”) (NYSE: CDP) announced results for the third quarter ended September 30, 2025.

i

Management Comments

Stephen E. Budorick, COPT Defense’s President & Chief Executive Officer, commented, “Our Defense/IT investment strategy, which concentrates our portfolio near priority U.S. defense installations, continued to generate excellent results during the third quarter. FFO per share exceeded the midpoint of our guidance range by $0.02. Based on this outperformance, and our forecast for the remainder of the year, we increased the midpoint of 2025 FFO per share guidance by $0.03 to $2.70, which implies 5.1% year-over-year growth, and is $0.04 above our initial guidance.

We are exceeding our plan in several areas and raised 2025 guidance on multiple key metrics. We increased the midpoint of 2025 guidance for same property cash NOI growth by 75 basis points to 4.0%, cash rent spread on renewals by 200 basis points to 2%, and year-end same property occupancy by 20 basis points to 94.2%. In addition, with 432,000 square feet signed in the first nine months of the year, and a strong pipeline of deals in advanced negotiations, we raised our target for vacancy leasing by 11% from 450,000 square feet to 500,000 square feet. Our revised target is 25% higher than our initial target of 400,000 square feet, and reflects the depth of tenant demand to support priority missions. Additionally, in October, we successfully closed on three financings which pre-fund our 2026 bond maturity and provide $400 million of additional liquidity to fund our external growth.

We committed $72 million of capital to two new investments in September and October, both of which expand our strategic relationships with existing Defense/IT tenants. In September, we commenced construction on a 101,000 square foot build-to-suit development for Yulista, our 14th largest tenant, at our Redstone Gateway park in Huntsville, and in October, we acquired a 142,000 square foot office building in Chantilly, Virginia, which is 100% leased to a top 20 U.S. Defense Contractor. This acquisition exceeds our development yield threshold, is accretive to FFO per share, and reinforces our position as the dominant owner in the highly-leased and supply-constrained Westfields submarket, as we own roughly one-third of the 4 million square feet of office inventory.

We have produced excellent results for the first nine months of the year, we expect a strong fourth quarter and we continue to anticipate compound annual FFO per share growth of over 4% between 2023 to 2026.”

Financial Highlights

3rd Quarter Financial Results:
•Diluted earnings per share (“EPS”) was $0.37 for the quarter ended September 30, 2025, compared to $0.32 for the quarter ended September 30, 2024.

•Diluted funds from operations per share (“FFOPS”), as calculated in accordance with Nareit’s definition and as adjusted for comparability, was $0.69 for the quarter ended September 30, 2025, compared to $0.65 for the quarter ended September 30, 2024.

Operating Performance Highlights

Operating Portfolio Summary:
•At September 30, 2025, the Company’s 24.6 million square foot total portfolio was 93.9% occupied and 95.7% leased, which includes the 22.6 million square foot Defense/IT Portfolio that was 95.4% occupied and 97.0% leased.

Same Property Performance:
•At September 30, 2025, the Company’s 23.9 million square foot Same Property portfolio was 94.3% occupied and 95.8% leased.

•The Company’s Same Property cash NOI increased 4.6% in the quarter ended September 30, 2025, compared to the same period in 2024.

Leasing:
•Total Square Feet Leased: For the quarter ended September 30, 2025, the Company leased 971,000 square feet, including 792,000 square feet of renewals, 78,000 square feet of vacancy leasing, and 101,000 square feet of investment leasing. For the nine months ended September 30, 2025, the Company executed 2.3 million square feet of total leasing, including 1.7 million square feet of renewals, 432,000 square feet of vacancy leasing, and 203,000 square feet of investment leasing.

•Tenant Retention Rates: During the quarter ended September 30, 2025, the Company renewed 81.8% of expiring square feet in its total portfolio. During the nine months ended September 30, 2025, the Company renewed 81.9% of expiring square feet in its total portfolio.

•Rent Spreads and Average Escalations on Renewing Leases: For the quarter and nine months ended September 30, 2025, straight-line rents on renewals increased 13.4% and 11.0%, respectively, and cash rents on renewed space increased 7.5% and 2.4%, respectively, while annual escalations on renewing leases averaged 1.4% and 1.9%, respectively.

•Lease Terms: In the quarter ended September 30, 2025, lease terms averaged 5.4 years on renewing leases, 8.6 years on vacancy leasing, and 12.6 years on investment leasing. For the nine months ended September 30, 2025, lease terms averaged 5.1 years on renewing leases, 7.8 years on vacancy leasing, and 11.2 years on investment leasing.

Investment Activity Highlights
•Development Pipeline: The Company’s development pipeline consists of five properties totaling 812,000 square feet that were 68% leased as of October 30, 2025. These projects represent a total estimated investment of $311 million, of which $154 million was spent as of September 30, 2025.

•Acquisition: On October 30, 2025, the Company acquired Stonegate I at 15050 Conference Center Drive in Chantilly, Virginia, a 142,000 square foot Class A office building for a gross purchase price of $40.2 million. The building is fully leased to a top 20 U.S. Government defense contractor.
•Please see the Company’s acquisition press release dated October 30, 2025 and pages 13-17 of the Company’s 3Q25 Results Presentation (refer to the ‘Associated Supplemental Presentation’ section below).

Balance Sheet and Capital Transaction Highlights
•On October 2, 2025, the Company issued $400 million of 4.50% Senior Notes due 2030. The Company intends to use the net proceeds to repay the 2.25% Senior Notes at maturity in March 2026. Until March, the proceeds will be used for general corporate purposes, including paying down amounts under its Revolving Credit Facility and investment in interest-bearing accounts.

•On October 6, 2025, the Company entered into an amendment to the credit agreement underlying its Revolving Credit Facility (the “Revolver”) and Unsecured Bank Term Loan (the “Term Loan”). This amendment: increased the aggregate lender commitment under the Revolver from $600 million to $800 million; extended the maturity date of the Revolver from October 2026 to October 2029, which may be extended by two six-month periods at the Company’s option; reduced the initial interest rate on the Revolver to SOFR + 0.85% and on the Term Loan to SOFR + 1.05%; and eliminated the 0.10% SOFR transition charge.

•On October 16, 2025, the Company entered into a secured revolving credit agreement with a lender for an aggregate of $200 million of available borrowings, which the Company intends to use to fund property development activities.

•For the quarter ended September 30, 2025, the Company’s adjusted EBITDA fixed charge coverage ratio was 4.8x.

•At September 30, 2025, the Company’s net debt to in-place adjusted EBITDA ratio was 6.1x and its net debt adjusted for fully-leased investment properties to in-place adjusted EBITDA ratio was 5.8x.

•At September 30, 2025, and including the effect of interest rate swaps, the Company’s weighted average effective interest rate on its consolidated debt portfolio was 3.4% with a weighted average maturity of 4.1 years (assuming exercise of available extension options and including effect of subsequent amendment to the Company’s Revolving Credit Facility), and 97% of the Company’s debt was subject to fixed interest rates.

Associated Supplemental Presentation
Prior to the call, the Company will post a slide presentation to accompany management’s prepared remarks for its third quarter 2025 conference call; the presentation can be viewed and downloaded from the ‘Financial Info – Financial Results’ section of COPT Defense’s Investors website:
https://investors.copt.com/financial-information/financial-results

2025 Guidance
Management is revising and increasing the midpoint of its full-year guidance for diluted EPS and diluted FFOPS, per Nareit and as adjusted for comparability of $1.30-$1.34 and $2.65-$2.69, respectively, to new ranges of $1.35-$1.37 and $2.69-$2.71, respectively. Management is establishing fourth quarter guidance for diluted EPS and diluted FFOPS per Nareit and as adjusted for comparability at $0.32-$0.34 and $0.67-$0.69, respectively. Reconciliations of projected diluted EPS to projected diluted FFOPS, in accordance with Nareit and as adjusted for comparability, are as follows:

Reconciliation of Diluted EPS to FFOPS, per Nareit, and As Adjusted for Comparability	Quarter Ending December 31, 2025		Year Ending December 31, 2025
	Low	High	Low	High
Diluted EPS	$0.32	$0.34	$1.35	$1.37
Real estate-related depreciation and amortization	0.35	0.35	1.37	1.37
Gain on sales of real estate	—	—	(0.03)	(0.03)
Diluted FFOPS, Nareit definition and as adjusted for comparability	$0.67	$0.69	$2.69	$2.71

The Company detailed its initial full year guidance, with supporting assumptions, in a separate press release issued February 6, 2025; that release can be found in the ‘News & Events – Press Releases’ section of COPT Defense’s Investors website: https://investors.copt.com/news-events/press-releases

Conference Call Information
Management will discuss third quarter 2025 results on its conference call tomorrow, details of which are listed below:

Conference Call Date: Friday, October 31, 2025
Time: 12:00 p.m. Eastern Time

Participants must register for the conference call at the link below to receive the dial-in number and personal pin. Registering only takes a few moments and provides direct access to the conference call without waiting for an operator. You may register at any time, including up to and after the call start time:
https://register-conf.media-server.com/register/BI35f24564a63b4f47ada7811d5e985227

The conference call will also be available via live webcast in the ‘News & Events – IR Calendar’ section of COPT Defense’s Investors website: https://investors.copt.com/news-events/ir-calendar

Replay Information
A replay of the conference call will be immediately available via webcast only on COPT Defense’s Investors website and will be maintained on the website for approximately 90 days after the conference call.

Definitions
For definitions of certain terms used in this press release, please refer to the information furnished in the Company’s Supplemental Information Package furnished on a Form 8-K which can be found on its website (www.copt.com). Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

About COPT Defense
COPT Defense, an S&P MidCap 400 Company, is a self-managed REIT focused on owning, operating and developing properties in locations proximate to, or sometimes containing, key U.S. Government (“USG”) defense installations and missions (referred to as its Defense/IT Portfolio). The Company’s tenants include the USG and their defense contractors, who are primarily engaged in priority national security activities, and who generally require mission-critical and high security property enhancements. As of September 30, 2025, the Company’s Defense/IT Portfolio of 198 properties, including 24 owned through unconsolidated joint ventures, encompassed 22.6 million square feet and was 97.0% leased.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements and the Company undertakes no obligation to update or supplement any forward-looking statements.

The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

v

COPT Defense Properties
Summary Financial Data
(unaudited)
(dollars and shares in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues
Lease revenue	$178,272	$170,549	$529,178	$501,601
Other property revenue	2,038	2,014	6,186	4,710
Construction contract and other service revenues	8,485	16,662	31,202	63,523
Total revenues	188,795	189,225	566,566	569,834
Operating expenses
Property operating expenses	70,356	68,881	209,311	199,037
Depreciation and amortization associated with real estate operations	40,631	38,307	119,563	114,819
Construction contract and other service expenses	7,952	16,127	29,530	61,746
General and administrative expenses	8,483	8,157	24,833	25,126
Leasing expenses	2,449	2,341	8,061	6,990
Business development expenses and land carry costs	1,098	918	3,203	3,079
Total operating expenses	130,969	134,731	394,501	410,797
Interest expense	(20,894)	(20,376)	(62,336)	(61,760)
Interest and other income, net	2,591	3,324	5,382	10,330
Gain on sales of real estate	3,018	—	3,318	—
Income before equity in income of unconsolidated entities and income taxes	42,541	37,442	118,429	107,607
Equity in income of unconsolidated entities	1,815	85	2,541	180
Income tax expense	(612)	(130)	(832)	(312)
Net income	43,744	37,397	120,138	107,475
Net income attributable to noncontrolling interests
Common units in the Operating Partnership (“OP”)	(924)	(711)	(2,496)	(2,013)
Other consolidated entities	(1,093)	(601)	(2,828)	(1,654)
Net income attributable to common shareholders	$41,727	$36,085	$114,814	$103,808

Earnings per share (“EPS”) computation
Numerator for diluted EPS
Net income attributable to common shareholders	$41,727	$36,085	$114,814	$103,808
Amount allocable to share-based compensation awards	(133)	(104)	(340)	(319)
Numerator for diluted EPS	$41,594	$35,981	$114,474	$103,489
Denominator
Weighted average common shares - basic	112,485	112,314	112,442	112,279
Dilutive effect of share-based compensation awards	702	696	749	566
Weighted average common shares - diluted	113,187	113,010	113,191	112,845
Diluted EPS	$0.37	$0.32	$1.01	$0.92

COPT Defense Properties
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Net income	$43,744	$37,397	$120,138	$107,475
Real estate-related depreciation and amortization	40,631	38,307	119,563	114,819
Gain on sales of real estate	(3,018)	—	(3,318)	—
Depreciation and amortization on unconsolidated real estate JVs	733	756	2,206	2,311
Funds from operations (“FFO”)	82,090	76,460	238,589	224,605
FFO allocable to other noncontrolling interests	(1,502)	(985)	(4,042)	(2,805)
Basic FFO allocable to share-based compensation awards	(548)	(617)	(1,628)	(1,803)
Basic FFO available to common share and common unit holders (“Basic FFO”)	80,040	74,858	232,919	219,997
Redeemable noncontrolling interest	—	—	—	1,446
Diluted FFO adjustments allocable to share-based compensation awards	53	47	294	141
Diluted FFO available to common share and common unit holders (“Diluted FFO”)	80,093	74,905	233,213	221,584
Loss on early extinguishment of debt on unconsolidated real estate JVs	28	—	28	—
Executive transition costs	—	69	—	227
Diluted FFO comparability adjustments allocable to share-based compensation awards	—	—	—	(1)
Diluted FFO available to common share and common unit holders, as adjusted for comparability	80,121	74,974	233,241	221,810
Straight line rent adjustments and lease incentive amortization	5,053	613	1,518	7,874
Amortization of intangibles and other assets included in net operating income (“NOI”)	42	211	268	544
Share-based compensation, net of amounts capitalized	2,961	2,617	8,739	7,826
Amortization of deferred financing costs	657	671	1,981	2,037
Amortization of net debt discounts, net of amounts capitalized	1,070	1,032	3,181	3,069
Replacement capital expenditures	(26,982)	(27,824)	(72,365)	(69,850)
Other	352	298	508	493
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$63,274	$52,592	$177,071	$173,803
Diluted FFO per share	$0.69	$0.65	$2.02	$1.92
Diluted FFO per share, as adjusted for comparability	$0.69	$0.65	$2.02	$1.92
Dividends/distributions per common share/unit	$0.305	$0.295	$0.915	$0.885

COPT Defense Properties
Summary Financial Data
(unaudited)
(dollars and shares in thousands, except per share data)

	September 30, 2025	December 31, 2024
Balance Sheet Data
Properties, net of accumulated depreciation	$3,725,856	$3,630,526
Total assets	$4,351,432	$4,254,191
Debt per balance sheet	$2,443,518	$2,391,755
Total liabilities	$2,772,176	$2,693,624
Redeemable noncontrolling interest	$24,217	$23,974
Total equity	$1,555,039	$1,536,593
Debt to assets	56.2%	56.2%
Net debt to adjusted book	40.2%	40.4%

Defense/IT Portfolio Data (as of period end)
Number of operating properties	198	197
Total operational square feet (in thousands)	22,597	22,549
% Occupied	95.4%	95.4%
% Leased	97.0%	96.7%

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2025		2024		2025		2024
GAAP
Payout ratio
Net income	80.5%		90.7%		87.9%		94.6%
Debt ratios
Net income to interest expense ratio	2.1	x	1.8	x	1.9	x	1.7	x
Debt to net income ratio	14.0	x	16.0	x	N/A		N/A
Non-GAAP
Payout ratios
Diluted FFO	43.7%		44.9%		45.0%		45.6%
Diluted FFO, as adjusted for comparability	43.7%		44.9%		45.0%		45.5%
Diluted AFFO	55.3%		64.0%		59.3%		58.1%
Debt ratios
Adjusted EBITDA fixed charge coverage ratio	4.8	x	4.8	x	4.8	x	4.7	x
Net debt to in-place adjusted EBITDA ratio	6.1	x	6.1	x	N/A		N/A
Net debt adj. for fully-leased investment properties to in-place adj. EBITDA ratio	5.8	x	5.9	x	N/A		N/A

Reconciliation of denominators for per share measures
Denominator for diluted EPS	113,187		113,010		113,191		112,845
Weighted average common units	2,182		1,696		2,136		1,675
Redeemable noncontrolling interest	—		—		—		873
Denominator for diluted FFO per share and as adjusted for comparability	115,369		114,706		115,327		115,393

COPT Defense Properties
Summary Financial Data
(unaudited)
(in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Numerators for Payout Ratios
Dividends on unrestricted common and deferred shares	$34,332	$33,165	$102,974	$99,461
Distributions on unrestricted common units	658	491	1,985	1,496
Dividends and distributions on restricted shares and units	209	247	663	752
Total dividends and distributions for GAAP payout ratio	35,199	33,903	105,622	101,709
Dividends and distributions on antidilutive shares and units	(202)	(249)	(592)	(756)
Dividends and distributions for non-GAAP payout ratios	$34,997	$33,654	$105,030	$100,953

Reconciliation of net income to earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”), adjusted EBITDA and in-place adjusted EBITDA
Net income	$43,744	$37,397	$120,138	$107,475
Interest expense	20,894	20,376	62,336	61,760
Income tax expense	612	130	832	312
Real estate-related depreciation and amortization	40,631	38,307	119,563	114,819
Other depreciation and amortization	428	614	1,438	1,786
Gain on sales of real estate	(3,018)	—	(3,318)	—
Adjustments from unconsolidated real estate JVs	1,758	1,759	4,791	5,139
EBITDAre	105,049	98,583	305,780	291,291
Credit loss (recoveries) expense	(324)	38	1,378	496
Business development expenses	731	557	2,065	1,790
Executive transition costs	—	69	78	580
Loss on early extinguishment of debt on unconsolidated real estate JVs	28	—	28	—
Net gain on other investments	(1,713)	(11)	(1,713)	(488)
Adjusted EBITDA	103,771	99,236	$307,616	$293,669
Pro forma NOI adjustment for property changes within period	21	—
In-place adjusted EBITDA	$103,792	$99,236

Reconciliations of tenant improvements and incentives, building improvements and leasing costs for operating properties to replacement capital expenditures
Tenant improvements and incentives	$24,769	$18,772	$53,820	$46,593
Building improvements	3,662	6,694	11,175	17,352
Leasing costs	2,240	3,013	10,630	9,713
Net (exclusions from) additions to tenant improvements and incentives	(3,390)	728	(93)	4
Excluded building improvements	(299)	(1,383)	(2,203)	(3,771)
Excluded leasing costs	—	—	(964)	(41)
Replacement capital expenditures	$26,982	$27,824	$72,365	$69,850

COPT Defense Properties
Summary Financial Data
(unaudited)
(in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Reconciliation of interest expense to the denominator for fixed charge coverage-Adjusted EBITDA
Interest expense	$20,894	$20,376	$62,336	$61,760
Less: Amortization of deferred financing costs	(657)	(671)	(1,981)	(2,037)
Less: Amortization of net debt discounts, net of amounts capitalized	(1,070)	(1,032)	(3,181)	(3,069)
COPT Defense’s share of interest expense of unconsolidated real estate JVs, excluding amortization of deferred financing costs and net debt premium and gain or loss on interest rate derivatives	898	821	2,409	2,433
Scheduled principal amortization	458	448	1,376	1,879
Capitalized interest	1,292	712	3,345	1,944
Denominator for fixed charge coverage-Adjusted EBITDA	$21,815	$20,654	$64,304	$62,910

Reconciliation of net income to NOI from real estate operations, same property NOI from real estate operations and same property cash NOI from real estate operations
Net income	$43,744	$37,397	$120,138	$107,475
Construction contract and other service revenues	(8,485)	(16,662)	(31,202)	(63,523)
Depreciation and other amortization associated with real estate operations	40,631	38,307	119,563	114,819
Construction contract and other service expenses	7,952	16,127	29,530	61,746
General and administrative expenses	8,483	8,157	24,833	25,126
Leasing expenses	2,449	2,341	8,061	6,990
Business development expenses and land carry costs	1,098	918	3,203	3,079
Interest expense	20,894	20,376	62,336	61,760
Interest and other income, net	(2,591)	(3,324)	(5,382)	(10,330)
Gain on sales of real estate	(3,018)	—	(3,318)	—
Equity in income of unconsolidated entities	(1,815)	(85)	(2,541)	(180)
Unconsolidated real estate JVs NOI allocable to COPT Defense included in equity in income of unconsolidated entities	1,864	1,844	5,623	5,319
Income tax expense	612	130	832	312
NOI from real estate operations	111,818	105,526	331,676	312,593
Non-Same Property NOI from real estate operations	(3,948)	(1,482)	(10,865)	(3,345)
Same Property NOI from real estate operations	107,870	104,044	320,811	309,248
Straight line rent adjustments and lease incentive amortization	3,315	(498)	3,460	3,597
Amortization of acquired above- and below-market rents	(92)	(69)	(230)	(207)
Lease termination fees, net	(1,191)	(931)	(2,753)	(2,587)
Tenant funded landlord assets and lease incentives	(4,920)	(2,103)	(12,954)	(15,065)
Cash NOI adjustments in unconsolidated real estate JVs	(209)	(280)	(689)	(796)
Same Property Cash NOI from real estate operations	$104,773	$100,163	$307,645	$294,190
x

COPT Defense Properties
Summary Financial Data
(unaudited)
(in thousands)

	September 30, 2025	December 31, 2024
Reconciliation of total assets to adjusted book
Total assets	$4,351,432	$4,254,191
Accumulated depreciation	1,644,472	1,537,293
Accumulated amortization of intangibles on property acquisitions and deferred leasing costs	226,312	228,154
COPT Defense’s share of liabilities of unconsolidated real estate JVs	82,430	61,294
COPT Defense’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	15,197	12,817
Less: Property - operating lease liabilities	(46,203)	(49,240)
Less: Property - finance lease liabilities	(370)	(391)
Less: Cash and cash equivalents	(23,687)	(38,284)
Less: COPT Defense’s share of cash of unconsolidated real estate JVs	(2,080)	(2,053)
Adjusted book	$6,247,503	$6,003,781

	September 30, 2025	December 31, 2024	September 30, 2024
Reconciliation of debt to net debt and net debt adjusted for fully-leased investment properties
Debt per balance sheet	$2,443,518	$2,391,755	$2,390,839
Net discounts and deferred financing costs	19,123	23,262	24,633
COPT Defense’s share of unconsolidated JV gross debt	75,250	53,750	53,148
Gross debt	2,537,891	2,468,767	2,468,620
Less: Cash and cash equivalents	(23,687)	(38,284)	(34,478)
Less: COPT Defense’s share of cash of unconsolidated real estate JVs	(2,080)	(2,053)	(1,575)
Net debt	2,512,124	2,428,430	2,432,567
Costs incurred on fully-leased development properties	(83,794)	(18,774)	(70,954)
Costs incurred on fully-leased operating property acquisitions	—	(17,034)	(17,034)
Net debt adjusted for fully-leased investment properties	$2,428,330	$2,392,622	$2,344,579

INVESTOR RELATIONS

For help with questions about the Company, or for additional corporate information, please contact:

Venkat Kommineni, CFA
Vice President, Investor Relations

Michelle Layne
Manager, Investor Relations

COPT Defense Properties
6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone: 443.285.5400
Facsimile: 443.285.7650
Email: ir@copt.com

CDP
LISTED
NYSE

COPT DEFENSE
PROPERTIES